                                                                     EXHIBIT 4.1








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                                    INDENTURE

                                     BETWEEN

                        AAMES CAPITAL OWNER TRUST 1997-1,

                                   AS ISSUER,

                                       AND

                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,

                              AS INDENTURE TRUSTEE


                            Dated as of March 1, 1997




--------------------------------------------------------------------------------






                                   Relating to

                        AAMES CAPITAL OWNER TRUST 1997-1
                ADJUSTABLE RATE ASSET-BACKED BONDS, SERIES 1997-1

                                       TABLE OF CONTENTS
                                                                                          Page
                                                                                          ----

                                          ARTICLE I.
                                          DEFINITIONS
                                          -----------

Section 1.01   General Definitions...........................................................2

                                         ARTICLE II.
                                          THE BONDS
                                          ---------

Section 2.01   Forms Generally..............................................................31
Section 2.02   Forms of Certificate of Authentication.......................................31
Section 2.03   General Provisions With Respect to Principal and Interest Payments...........31
Section 2.04   Denominations................................................................32
Section 2.05   Execution, Authentication, Delivery and Dating...............................33
Section 2.06   Registration, Registration of Transfer and Exchange..........................33
Section 2.07   Mutilated, Destroyed, Lost or Stolen Bonds...................................34
Section 2.08   Payments of Principal and Interest...........................................35
Section 2.09   Persons Deemed Owners........................................................37
Section 2.10   Cancellation.................................................................37
Section 2.11   Authentication and Delivery of Bonds.........................................37
Section 2.12   Book-Entry Bonds.............................................................39
Section 2.13   Termination of Book-Entry System.............................................40

                                         ARTICLE III.
                                          COVENANTS
                                          ---------

Section 3.01   Payment of Bonds.............................................................41
Section 3.02   Maintenance of Office or Agency..............................................41
Section 3.03   Money for Bond Payments to Be Held in Trust..................................41
Section 3.04   Existence of Issuer..........................................................43
Section 3.05   Protection of Trust Estate...................................................44
Section 3.06   Opinions as to Trust Estate..................................................45
Section 3.07   Performance of Obligations; Servicing Agreement..............................45
Section 3.08   Investment Company Act.......................................................46
Section 3.09   Negative Covenants...........................................................46
Section 3.10   Annual Statement as to Compliance............................................47
Section 3.11   [Reserved]...................................................................47
Section 3.12   Restricted Payments..........................................................48
Section 3.13   Treatment of Bond as Debt for Tax Purposes...................................48
Section 3.14   Notice of Events of Default..................................................48
Section 3.15   Further Instruments and Acts.................................................48

                                                                                          Page
                                                                                          ----


                                         ARTICLE IV.
                                  SATISFACTION AND DISCHARGE
                                  --------------------------

Section 4.01   Satisfaction and Discharge of Indenture......................................48
Section 4.02   Application of Trust Money...................................................50

                                          ARTICLE V.
                                    DEFAULTS AND REMEDIES
                                    ---------------------

Section 5.01   Event of Default.............................................................50
Section 5.02   Acceleration of Maturity; Rescission and Annulment...........................51
Section 5.03   Collection of Indebtedness and Suits for Enforcement by Indenture Trustee....52
Section 5.04   Remedies.....................................................................53
Section 5.05   Indenture Trustee May File Proofs of Claim...................................53
Section 5.06   Indenture Trustee May Enforce Claims Without Possession of Bonds.............54
Section 5.07   Application of Money Collected...............................................54
Section 5.08   Limitation on Suits..........................................................55
Section 5.09   Unconditional Rights of Bondholders to Receive Principal and Interest........56
Section 5.10   Restoration of Rights and Remedies...........................................56
Section 5.11   Rights and Remedies Cumulative...............................................56
Section 5.12   Delay or Omission Not Waiver.................................................57
Section 5.13   Control by Bondholders.......................................................57
Section 5.14   Waiver of Past Defaults......................................................57
Section 5.15   Undertaking for Costs........................................................58
Section 5.16   Waiver of Stay or Extension Laws.............................................58
Section 5.17   Sale of Trust Estate.........................................................58
Section 5.18   Action on Bonds..............................................................60
Section 5.19   No Recourse to Other Trust Estates or Other Assets of the Issuer.............60
Section 5.20   Application of the Trust Indenture Act.......................................61

                                         ARTICLE VI.
                                    THE INDENTURE TRUSTEE
                                    ---------------------

Section 6.01   Duties of Indenture Trustee..................................................61
Section 6.02   Notice of Default............................................................63
Section 6.03   Rights of Indenture Trustee..................................................63
Section 6.04   Not Responsible for Recitals or Issuance of Bonds............................63
Section 6.05   May Hold Bonds...............................................................64
Section 6.06   Money Held in Trust..........................................................64
Section 6.07   [Reserved]...................................................................64
Section 6.08   Eligibility; Disqualification................................................64


                                                                                          Page
                                                                                          ----

Section 6.09   Indenture Trustee's Capital and Surplus......................................64
Section 6.10   Resignation and Removal; Appointment of Successor............................64
Section 6.11   Acceptance of Appointment by Successor.......................................66
Section 6.12   Merger, Conversion, Consolidation or Succession to Business
               of Indenture Trustee.........................................................67
Section 6.13   Preferential Collection of Claims Against Issuer.............................67
Section 6.14   Co-Indenture Trustees and Separate Indenture Trustees........................67
Section 6.15   Authenticating Agents........................................................68
Section 6.16   Review of Mortgage Files.....................................................70

                                         ARTICLE VII.
                                BONDHOLDERS' LISTS AND REPORTS
                                ------------------------------

Section 7.01   Issuer to Furnish Indenture Trustee Names and Addresses of Bondholders.......70
Section 7.02   Preservation of Information; Communications to Bondholders...................71
Section 7.03   Reports by Indenture Trustee.................................................71
Section 7.04   Reports by Issuer............................................................72

                                        ARTICLE VIII.
                  ACCOUNTS, PAYMENTS OF INTEREST AND PRINCIPAL, AND RELEASES
                  ----------------------------------------------------------

Section 8.01   Collection of Moneys.........................................................72
Section 8.02   Bond Account.................................................................73
Section 8.03   Prefunding Account...........................................................75
Section 8.04   Capitalized Interest Account.................................................76
Section 8.05   Payments on the Financial Guaranty Insurance Policy..........................77
Section 8.06   General Provisions Regarding the Indenture Accounts and Mortgage Loans.......80
Section 8.07   Releases of Defective Mortgage Loans.........................................81
Section 8.08   Reports by Indenture Trustee to Bondholders; Access to Certain Information...82
Section 8.09   Trust Estate Mortgage Files..................................................82
Section 8.10   Amendment to Servicing Agreement.............................................83
Section 8.11   Delivery of the Mortgage Files Pursuant to Servicing Agreement...............83
Section 8.12   Records......................................................................83
Section 8.13   Servicer as Agent............................................................83
Section 8.14   Termination of Servicer......................................................84
Section 8.15   Opinion of Counsel...........................................................84
Section 8.16   Appointment of Custodians....................................................84
Section 8.17   Rights of the Bond Insurer to Exercise Rights of Bondholders.................85
Section 8.18   Trust Estate and Accounts Held for Benefit of the Bond Insurer...............85
Section 8.19   Bond Insurer Option to Purchase Mortgage Loans...............................85

                                                                                          Page
                                                                                          ----

                                   ARTICLE IX.
                             SUPPLEMENTAL INDENTURES
                             -----------------------

Section 9.01   Supplemental Indentures Without Consent of Bondholders.......................86
Section 9.02   Supplemental Indentures With Consent of Bondholders..........................87
Section 9.03   Execution of Supplemental Indentures.........................................88
Section 9.04   Effect of Supplemental Indentures............................................88
Section 9.05   Conformity With Trust Indenture Act..........................................89
Section 9.06   Reference in Bonds to Supplemental Indentures................................89
Section 9.07   Amendments to Governing Documents............................................89

                                   ARTICLE X.
                               REDEMPTION OF BONDS
                               -------------------

Section 10.01  Redemption...................................................................90
Section 10.02  Form of Redemption Notice....................................................90
Section 10.03  Bonds Payable on Optional Redemption.........................................91

                                   ARTICLE XI.
                                  MISCELLANEOUS
                                  -------------

Section 11.01  Compliance Certificates and Opinions.........................................91
Section 11.02  Form of Documents Delivered to Indenture Trustee.............................92
Section 11.03  Acts of Bondholders..........................................................93
Section 11.04  Notices, etc. to Indenture Trustee and Issuer................................93
Section 11.05  Notices and Reports to Bondholders; Waiver of Notices........................94
Section 11.06  Rules by Indenture Trustee...................................................94
Section 11.07  Conflict With Trust Indenture Act............................................94
Section 11.08  Effect of Headings and Table of Contents.....................................95
Section 11.09  Successors and Assigns.......................................................95
Section 11.10  Separability.................................................................95
Section 11.11  Benefits of Indenture........................................................95
Section 11.12  Legal Holidays...............................................................95
Section 11.13  Governing Law................................................................95
Section 11.14  Counterparts.................................................................96
Section 11.15  Recording of Indenture.......................................................96
Section 11.16  Issuer Obligation............................................................96
Section 11.17  Inspection...................................................................96
Section 11.18  Usury........................................................................96
Section 11.19  Third Party Beneficiary; Rating..............................................97
Section 11.20  Notice to Bond Insurer.......................................................97

                                    SCHEDULES AND EXHIBITS
                                    ----------------------

Schedule I            Mortgage Loan Schedule
Exhibit A             Form of Bond
Exhibit B             Initial Mortgage Loan Conveyance Agreement
Exhibit C             Additional Mortgage Loan Conveyance Agreement
Exhibit D             Mortgage Loan Contribution Agreement
Exhibit E             Letter of Representations to The Depository Trust Company
Exhibit F             Indenture Trustee's Final Certification
Exhibit G             Financial Guaranty Insurance Policy
Exhibit H             Form of Notice of Claim
Exhibit I             Servicing Agreement

                              CROSS-REFERENCE TABLE

        Cross-reference sheet showing the location in the Indenture of the provisions inserted pursuant to Sections 310 through 318(a) inclusive of the Trust Indenture Act of 1939.*

          Trust Indenture Act of 1939               Indenture Section
          ---------------------------               -----------------
Section 310
      (a) (1)..................................           6.08
      (a) (2)..................................           6.08, 6.09
      (a) (3)..................................           6.14
      (a) (4)..................................       Not Applicable
      (a) (5)..................................           6.08
      (b)......................................           6.08, 6.10(d)(1)
      (c)......................................       Not Applicable
Section 311
      (a)......................................           6.13
      (b)......................................           6.13
      (c)......................................       Not Applicable
Section 312
      (a)......................................           7.01(a), 7.02(a)
      (b)......................................           7.02(b)
      (c)......................................           7.02(c)
Section 313
      (a)......................................           7.03(a)
      (b)......................................           7.03(a)
      (c)......................................          11.05
      (d)......................................           7.03(b)


---------------------------
*This Cross-Reference Table is not part of the Indenture.


          Trust Indenture Act of 1939                        Indenture Section
          ---------------------------                        -----------------
Section 314
      (a)(1)...................................                  7.04
      (a)(2)...................................                  7.04
      (a)(3)...................................                  7.04
      (a)(4)...................................                  7.04
      (b)(1)...................................                  2.11(c), 11.01
      (b)(2)...................................                  3.06
      (c)(1)...................................                  2.11(d), 4.01,
                                                                 8.02(d), 11.01
      (c)(2)...................................                  2.11(c), 4.01,
                                                                 8.02(d), 11.01
      (c)(3)...................................                  8.02(d)
      (d)(1)...................................                 11.01(a)
      (d)(2)...................................                 11.01(a)
      (d)(3)...................................                 11.01(a)
      (e)......................................                 11.01(b)
Section 315
      (a)......................................                  6.01(b), 6.01(c)(1)
      (b)......................................                  6.02, 11.05
      (c)......................................                  6.01(a)
      (d)(1)...................................                  6.01(b), 6.01(c)
      (d)(2)...................................                  6.01(c)(2)
      (d)(3)...................................                  6.01(c)(3)
      (e)......................................                  5.15

          Trust Indenture Act of 1939                        Indenture Section
          ---------------------------                        -----------------
Section 316
      (a)......................................                    5.20
      (b)......................................                    5.09
      (c)......................................                    5.20
Section 317
      (a)(1)...................................                    5.03
      (a)(2)...................................                    5.05
      (b)......................................                    3.03
Section 318
      (a)......................................                   11.07

        THIS INDENTURE, dated as of March 1, 1997 (as amended or supplemented from time to time as permitted hereby, this "Indenture"), is between AAMES CAPITAL OWNER TRUST 1997-1, a Delaware business trust (together with its permitted successors and assigns, the "Issuer") and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, as trustee (together with its permitted successors in the trusts hereunder, the "Indenture Trustee").

                              Preliminary Statement

        The Issuer has duly authorized the execution and delivery of this Indenture to provide for its Adjustable Rate Asset-Backed Bonds, Series 1997-1 (the "Bonds"), issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders of the Bonds. The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

        All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.

                                 Granting Clause

        The Issuer hereby Grants to the Indenture Trustee, for the exclusive benefit of the Holders of the Bonds and the Bond Insurer, all of the Issuer's right, title and interest in and to (a) the Initial Mortgage Loans listed in
Schedule I to this Indenture, including the related Mortgage Files that the Issuer causes to be delivered to the Indenture Trustee pursuant to the Initial Mortgage Loan Conveyance Agreement, all payments of principal received, collected or otherwise recovered on or after the applicable Cut-off Date for each Initial Mortgage Loan, all payments of interest accruing on each Initial Mortgage Loan on or after the applicable Cut-off Date therefor whenever received and all other proceeds received in respect of such Initial Mortgage Loans, (b) the Additional Mortgage Loans listed on any Additional Mortgage Loan Schedule, including the related Mortgage Files that the Issuer causes to be delivered to the Indenture Trustee pursuant to the Additional Mortgage Loan Conveyance Agreement, all payments of principal received, collected or otherwise recovered on or after the applicable Cut-off Date for each Additional Mortgage Loan, all payments of interest accruing on each Additional Mortgage Loan on or after the applicable Cut-off Date therefor whenever received and all other proceeds received in respect of such Additional Mortgage Loans, (c) the Financial Guaranty Insurance Policy, (d) the Servicing Agreement, (e) the Initial Mortgage Loan Conveyance Agreement, (f) the Additional Mortgage Loan Conveyance Agreement, (g) the Mortgage Loan Contribution Agreement, (h) the Insurance Policies, (i) all cash, instruments or other property held or required to be deposited in the Collection Account, the Bond Account, the Prefunding Account, the Capitalized Interest Account and the Policy Payments Account, including all investments made with funds in such accounts (but not including any income on funds deposited in, or investments made with funds deposited in, the Collection Account, which income shall belong to and be for the account of the

Servicer, and not including any income on funds deposited in, or investments made with funds deposited in, the Bond Account, the Prefunding Account or the Capitalized Interest Account, which income shall belong to and be for the account of the Issuer), and (i) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all insurance proceeds and condemnation awards. Such Grants are made, however, in trust, to secure the Bonds equally and ratably without prejudice, priority or distinction between any Bond and any other Bond by reason of difference in time of issuance or otherwise, and to secure (x) the payment of all amounts due on the Bonds in accordance with their terms, (y) the payment of all other sums payable under this Indenture and (z) compliance with the provisions of this Indenture, all as provided in this Indenture. All terms used in the foregoing granting clauses that are defined in Section 1.01 are used with the meanings given in said Section.

        The Indenture Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions of this Indenture and agrees to perform the duties herein required to the end that the interests of the Holders of the Bonds may be adequately and effectively protected.

                                   ARTICLE I.
                                   DEFINITIONS

        Section 1.01  General Definitions.

        Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine genders of such terms. Whenever reference is made herein to an Event of Default or a Default known to the Indenture Trustee or of which the Indenture Trustee has notice or knowledge, such reference shall be construed to refer only to an Event of Default or Default of which the Indenture Trustee is deemed to have notice or knowledge pursuant to Section 6.01(d). All other terms used herein that are defined in the Trust Indenture Act (as hereinafter defined), either directly or by reference therein, have the meanings assigned to them therein.

        "ACAC Certificate":  As defined in the Trust Agreement.

        "Accountant": A Person engaged in the practice of accounting who (except when this Indenture provides that an Accountant must be Independent) may be employed by or affiliated with the Issuer or an Affiliate of the Issuer.

        "Act":  With respect to any Bondholder, as defined in Section 11.03.

        "Addition Notice": With respect to the transfer of Additional Mortgage Loans to the Trust Estate pursuant to the Additional Mortgage Loan Conveyance Agreement, notice of the Issuer's designation of Additional Mortgage Loans to be pledged to the Trust Estate and the aggregate of the Principal Balances of such Additional Mortgage Loans as of the applicable Cutoff Dates, which notice shall be given to the Indenture Trustee and the Bond Insurer not later than one Business Day prior to the related Subsequent Transfer Date.

        "Additional Coverage Requirement": As to any Subsequent Transfer Date and any Payment Date thereafter, the percentage, if any, specified as such by the Bond Insurer in writing to the Indenture Trustee on the last day of the Funding Period in connection with its approval of the Additional Mortgage Loans pursuant to the Additional Mortgage Loan Conveyance Agreement using criteria established on or before the Closing Date multiplied by the outstanding Principal Balance of the Additional Mortgage Loans.

        "Additional Mortgage Loan Conveyance Agreement": That certain agreement, dated as of March 1, 1997, among the Mortgage Loan Seller, the Transferor, the Issuer and the Indenture Trustee pursuant to which Additional Mortgage Loans will be acquired from time to time during the Funding Period for inclusion in the Trust Estate, a copy of which agreement is attached hereto as Exhibit C.

        "Additional Mortgage Loan": Each of the mortgage loans that are transferred to the Trust Estate pursuant to the Additional Mortgage Loan Conveyance Agreement in consideration of the Subsequent Purchase Price paid from amounts on deposit in the Prefunding Account as provided in Section 8.03, which Additional Mortgage Loans shall be listed on the Additional Mortgage Loan Schedule attached to the Addition Notice.

        "Additional Mortgage Loan Schedule": As of any Subsequent Transfer Date, the schedule of Additional Mortgage Loans as of the applicable Cut-off Dates being transferred to the Trust Estate on such Subsequent Transfer Date pursuant to the Additional Mortgage Loan Conveyance Agreement. Each Additional Mortgage Loan Schedule shall contain information regarding the related Additional Mortgage Loans of the type included in, and shall be substantially in the form of, the Mortgage Loan Schedule attached hereto as Schedule I. From and after the related Subsequent Transfer Date, such Additional Mortgage Loan Schedule shall be part of the Mortgage Loan Schedule.

        "Additional Subsequent Purchase Price": As to the last Subsequent Transfer Date occurring during the Funding Period, the amount, if any, specified by the Bond Insurer in writing to the Indenture Trustee on the last day of the Funding Period in connection with its approval of the Additional Mortgage Loans and paid in accordance with Section 8.03(a).

        "Adjustable Rate Cap": With respect to any Payment Date and the Bonds, the per annum rate expressed as the percentage obtained by (I) dividing (x) an amount equal to the aggregate of the interest portions of each of the Monthly Payments due on such Mortgage Loans during the related Collection Period, reduced by the sum of (i) the Servicing Fee with respect to the Mortgage Loans for the related Collection Period, (ii) the Bond Insurer Premium for such Payment Date, and (iii) in the case of each Payment Date occurring after the Payment Date in September 1997, an amount equal to 1/12 of 100 basis points multiplied by the aggregate of the Principal Balances of the Mortgage Loans as of the end of such Collection Period, by (y) the product of
(i) the Bond Balance as of the first day of the related Interest Period and (ii) the actual number of days elapsed during such Interest Period divided by 360 and
(II) multiplying the result by 100.

        "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, relation to individuals or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Agent": Any Bond Registrar, Paying Agent, Authenticating Agent or Custodian.

        "Assignments": Collectively (i) the original instrument of assignment of a Mortgage, the Mortgage Note secured thereby and all other documents securing such Mortgage Note, including any interim assignments from the originator or any other holder of any Mortgage Loan to the Issuer, (ii) the original instrument of assignment of each agreement creating any leases, rents, income or profits derived from the ownership, operation or disposition of all or a portion of the related Mortgaged Property (if such item is separate from the Mortgage) and
(iii) the original instrument of assignment of such Mortgage, Mortgage Note and other documents (described in clauses (i) and (ii)) made by the Issuer to the Indenture Trustee (that in each case may, to the extent permitted by the laws of the state in which the related Mortgaged Property is located, be a blanket instrument of assignment covering other Mortgages and Mortgage Notes as well and that may also be an instrument of assignment running directly from the mortgagee of record under the related Mortgage to the Indenture Trustee).

        "Assumed Prefunding Account Deposit Amount": An amount equal to the Prefunding Account Deposit multiplied by 100/99.

        "Authenticating Agent": The Person, if any, appointed as Authenticating Agent by the Issuer pursuant to Section 6.15, until any successor Authenticating Agent for the Bonds is named, and thereafter "Authenticating Agent" shall mean such successor. The initial Authenticating Agent shall be the Indenture Trustee.

        "Authorized Officer": With respect to any Person, the Chairman, Chief Operating Officer, President or any Vice President of such Person.

        "Available Funds": With respect to the Bonds and any Payment Date, the aggregate of the following amounts available to be paid on such Payment Date:

        (I) the sum of (i) Remittable Funds, (ii) the aggregate of the amounts deposited in the Bond Account on the related Remittance Date by the Mortgage Loan Seller or the Servicer, as applicable, in connection with any purchase, repurchase or substitution pursuant to Section 8.07 or the Servicing Agreement, as applicable, (iii) the aggregate of the amounts deposited in the Bond Account by the Issuer in connection with a redemption pursuant to Section 10.01, (iv) the aggregate of the amounts deposited in the Bond Account by the Bond Insurer in connection with the purchase of the Mortgage Loans pursuant to Section 8.19, (v) in the case of the Payment Date occurring in April 1997, (a) the amount deposited in the Bond Account by the Indenture Trustee from the Capitalized Interest Account pursuant to Section 8.04 and the amount, if any, deposited in the Bond Account by the Indenture Trustee from the Prefunding Account pursuant to Section 8.03 and (b) the portion of the Closing Date Deposit attributable to Mortgage Loans that do not have a Monthly Payment due in the month of March 1997 and (vi) in the case of the Payment Date occurring in May 1997, (a) the aggregate amount of Subsequent Transfer Deposits and (b) the remainder of the Closing Date Deposit; reduced by
        (II) any amount deposited into the Bond Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Available Funds on such Payment Date and (ii) received by the Indenture Trustee that are recoverable and sought to be recovered from the Indenture Trustee as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

        "Basic Documents": This Agreement, the Trust Agreement, the Servicing Agreement, the Initial Mortgage Loan Conveyance Agreement, the Mortgage Loan Contribution Agreement and the Additional Mortgage Loan Conveyance Agreement.

        "Best Efforts": Efforts determined to be in good faith and reasonably diligent by the Person performing such efforts, specifically the Issuer or the Servicer, as the case may be, in its reasonable discretion. Such efforts do not require the Issuer or the Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require the Issuer or the Servicer, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in this Indenture and the Servicing Agreement.

        "Bond Account": The segregated trust account, which shall be an Eligible Account, established and maintained pursuant to Section 8.02 and entitled "Bankers Trust Company of

California, N.A., as Indenture Trustee for Aames Capital Owner Trust 1997-1 Adjustable Rate Asset-Backed Bonds, Series 1997-1, Bond Account".

        "Bond Balance": With respect to all of the Bonds, the aggregate of the Current Bond Balances of all Bonds Outstanding at the time of determination.

        "Bondholder" or "Holder": The Person in whose name a Bond is registered in the Bond Register, except that, solely for the purpose of taking any action under Section 5.02 or giving of any consent pursuant to this Indenture, any Bond registered in the name of the Issuer, the Mortgage Loan Seller, the Servicer or the Transferor or any Persons actually known by a Responsible Officer of the Indenture Trustee to be an Affiliate of the Issuer, the Mortgage Loan Seller, the Servicer or the Transferor shall be deemed not to be Outstanding and the percentage interest evidenced thereby shall not be taken into account in determining whether Holders of the requisite percentage interests necessary to take any such action or effect any such consent have acted or consented unless the Issuer, the Mortgage Loan Seller, the Servicer, the Transferor or any such Person is an owner of record of all of the Bonds.

        "Bond Insurer": Financial Security Assurance Inc., a stock insurance company organized and created under the laws of the State of New York, and any successors thereto.

        "Bond Insurer Default": The existence and continuance of any of the following:

               (a) the failure by the Bond Insurer to make a payment required under the Financial Guaranty Insurance Policy in accordance with its terms;

               (b) the entry by a court having jurisdiction in the premises of
        (i) a decree or order for relief in respect of the Bond Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law of (ii) a decree or order adjudging the Bond Insurer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Bond Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Bond Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

               (c) the commencement by the Bond Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent of the Bond Insurer to the entry of a decree or order for relief in respect of the Bond Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency case or proceeding against the Bond

        Insurer, or the filing by the Bond Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Bond Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Bond Insurer or of any substantial part of its property, or the failure by the Bond Insurer to pay debts generally as they become due, or the admission by the Bond Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Bond Insurer in furtherance of any such action.

        Notwithstanding anything to the contrary contained herein, upon the existence and continuance of a Bond Insurer Default, the consent by the Bond Insurer shall not be required to any action or inaction hereunder and the Bond Insurer shall not have any rights with respect thereto.

        "Bond Insurer Premium": The premium due to the Bond Insurer on each Payment Date, which amount shall be equal to 1/12 of the product of the applicable Bond Insurer Premium Rate and the Bond Balance immediately prior to such Payment Date.

        "Bond Insurer Premium Rate": For each Payment Date, 0.18%; provided, however, that if on any Payment Date subsequent to the Clean-Up Call Date the Coverage Amount is less than the Required Coverage Amount as of the immediately preceding Payment Date, the Bond Insurer Premium Rate shall be 0.68%.

        "Bond Interest": As to any Payment Date, the amount of interest payable to Holders of the Bonds on such Payment Date, which amount shall be equal to (i) in the case of the April 1997 Payment Date, interest on the initial Bond Balance for the number of days from and including the Closing Date to and including the day prior to such Payment Date, computed at the Bond Interest Rate and (ii) in the case of each subsequent Payment Date, interest for the number of days in the related Interest Period on the Bond Balance as of the preceding Payment Date (after giving effect to any payments made in reduction of the Bond Balance on such preceding Payment Date) computed at the Bond Interest Rate.

        "Bond Interest Rate": With respect to the Interest Period relating to the April 1997 Payment Date, 5.8875% per annum. With respect to each Interest Period thereafter, a per annum rate equal to the lesser of (a) with respect to each Interest Period ending prior to the Clean-Up Call Date, LIBOR plus 0.20% and with respect to each Interest Period thereafter, LIBOR plus 0.40% and (b) the Adjustable Rate Cap.

        "Bond Owner": With respect to a Book-Entry Bond, the Person who is the beneficial owner of such Bond as reflected on the books of the Clearing Agency for the Bonds or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

        "Bond Register":  As defined in Section 2.06.

        "Bond Registrar":  As defined in Section 2.06.

        "Bonds": Any bonds authorized by, and authenticated and delivered under, this Indenture.

        "Book-Entry Bonds": Any Bonds registered in the name of the Clearing Agency or its nominee, ownership of which is reflected on the books of the Clearing Agency or on the books of a person maintaining an account with such Clearing Agency (directly or as an indirect participant in accordance with the rules of such Clearing Agency).

        "Book-Entry Termination": The time at which the book-entry registration of the Book- Entry Bonds shall terminate, as specified in Section 2.13.

        "Business Day": Any day other than (i) a Saturday or Sunday or (ii) a day that is either a legal holiday or a day on which banking institutions in the State of New York, the State of California or the State of Delaware are authorized or obligated by law, regulation or executive order to be closed.

        "Capitalized Interest Account": The segregated trust account, which shall be an Eligible Account, established and maintained pursuant to Section
8.04 and entitled "Bankers Trust Company of California, N.A., as Indenture Trustee for Aames Capital Owner Trust 1997-1 Adjustable Rate Asset-Backed Bonds, Series 1997-1, Capitalized Interest Account".

        "Capitalized Interest Account Deposit":  $163,947.64.

        "Certificateholders":  As defined in the Trust Agreement.

        "Certificate Distribution Account":  As defined in the Trust Agreement

        "Clean-Up Call Date": The first Payment Date on which the aggregate of the Principal Balances of the Mortgage Loans is less than 10% of the sum of the aggregate of the Principal Balances of the Initial Mortgage Loans as of the applicable Cut-Off Dates plus the amount of the Prefunding Account Deposit.

        "Clearing Agency": An organization registered as a "clearing agency" pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, and the regulations of the Commission thereunder and shall initially be The Depository Trust Company of New York, the nominee for which is Cede & Co.

        "Clearing Agency Participants": The entities for whom the Clearing Agency will maintain book-entry records of ownership and transfer of Book-Entry Bonds, which may include securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations.

        "Closing Date": March 26, 1997, the date of initial issuance of the Bonds.

        "Closing Date Deposit": The aggregate amount deposited in the Bond Account on or prior to the Closing Date pursuant to Section 8.02, which amount is equal to the sum of (a) 30 days of interest on the principal balance of each Initial Mortgage Loan that is included in the Trust Estate as of the applicable Cut-off Date and does not have a Monthly Payment due in the Collection Period relating to the April 1997 Payment Date and (b) 30 days of interest on the principal balance of each Initial Mortgage Loan that is included in the Trust Estate as of the applicable Cut-off Date and does not have a Monthly Payment due in the Collection Period relating to the May 1997 Payment Date, in each case computed at a per annum rate equal to the Mortgage Loan Rate for each such Mortgage Loan, net of the applicable Servicing Fee Rate.

        "Code": The Internal Revenue Code of 1986, as amended, and as may be further amended from time to time, as successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder to the extent that, by reason of their proposed effective date, such proposed regulations would apply.

        "Collection Account": The segregated trust account established by the Servicer and maintained pursuant to Section 2.02(b) of the Servicing Agreement.

        "Collection Period": As to any Payment Date, the period beginning on the first day of the calendar month immediately preceding the month in which such Payment Date occurs (except that, in the case of the first Payment Date, the related Collection Period will commence on the applicable Cut-off Date for each Mortgage Loan and except that, in the case of any Additional Mortgage Loan, the first Collection Period with respect thereto will commence on the applicable Cut-off Date for such Additional Mortgage Loan) and ending on the last day of such calendar month.

        "Commission": The Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time under the Trust Indenture Act or similar legislation replacing the Trust Indenture Act.

        "Corporate Trust Office": The principal office of the Indenture Trustee at which at any particular time its corporate trust business with respect to this Indenture shall be principally administered, which office at the date of the execution of this Indenture is located at 3 Park Plaza, 16th Floor, Irvine, California 92614, Attention: Aames Owner Trust 1997-1, Adjustable Rate Asset-Backed Bonds, Series 1997-1.

        "Coverage Amount": As to any Payment Date, the amount, if any, by which the aggregate of the Principal Balances of the Mortgage Loans as of the end of the related Collection Period (plus, in the case of the April 1997 Payment Date, the aggregate of the Principal Balances of any Additional Mortgage Loans added to the Mortgage Pool after March 31, 1997 but prior to the end of the Funding Period) exceeds the Bond Balance for such Payment Date, after taking into account the Monthly Principal (prior to any reduction thereof in respect of any Coverage Surplus pursuant to clause (II) of the definition of Monthly Principal) to be applied in reduction of the Bond Balance on such Payment Date. If the aggregate of the Principal Balances of the Mortgage Loans is less than the Bond Balance for such Payment Date, determined as provided above, the Coverage Amount for such Payment Date shall be zero.

        "Coverage Deficit": As to any Payment Date, the amount, if any, by which the Bond Balance on such Payment Date (after taking into account any Monthly Principal and Excess Cash Payment to be applied in reduction of the Bond Balance on such Payment Date) exceeds the aggregate of the Principal Balances of the Mortgage Loans as of the end of the related Collection Period (plus, in the case of the April 1997 Payment Date, the aggregate of the Principal Balances of any Additional Mortgage Loans added to the Mortgage Pool after March 31, 1997 but prior to the end of the Funding Period). If the aggregate of the Principal Balances of the Mortgage Loans as determined pursuant to the preceding sentence is greater than the Bond Balance for such Payment Date determined as provided above, the Coverage Deficit for such Payment Date shall be zero.

        "Coverage Surplus": As to any Payment Date, the amount, if any, by which the Coverage Amount on such Payment Date exceeds the Required Coverage Amount for such Payment Date.

        "Current Bond Balance": With respect to any Bond as of any date of determination, the original principal amount of such Bond, reduced by all prior payments, if any, made with respect to principal of such Bond.

        "Custodian": A Person who is at any time appointed by the Indenture Trustee pursuant to Section 8.16 as a document custodian for the Mortgage Files, which Person shall not be the Issuer or an Affiliate of the Issuer.

        "Cut-off Date": As to any Mortgage Loan, the date specified as such on the Mortgage Loan Schedule.

        "Default": Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

        "Defaulted Mortgage Loan":  The meaning specified in Section 8.07(c).

        "Defective Mortgage Loan": Any Mortgage Loan that is required to be repurchased or substituted by the Mortgage Loan Seller pursuant to the Initial Mortgage Loan Conveyance Agreement or the Additional Mortgage Loan Conveyance Agreement.

        "Definitive Bonds":  Bonds other than Book-Entry Bonds.

        "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a Qualified Replacement Mortgage Loan.

        "Delinquency Percentage": As to any Payment Date, the percentage equivalent of the fraction obtained by dividing (i) the aggregate of the Principal Balances of all Mortgage Loans that were then 90 days contractually delinquent as of the end of the related Collection Period or were foreclosed upon or otherwise comparably converted during such Collection Period, by (ii) the aggregate of the Principal Balances of all Mortgage Loans as of such Payment Date.

        "Delinquency Rate Event": Any Remittance Date on which the Rolling Delinquency Percentage equals or exceeds 17.00%.

        "Determination Date": As to any Remittance Date, the last day of the calendar month immediately preceding the calendar month in which such Remittance Date occurs.

        "Eligible Account": Either (A) a segregated account or accounts maintained with an institution the deposits of which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "A" or better by Standard & Poor's and "A2" or better by Moody's and in the highest short term rating category by Standard & Poor's and Moody's, and that is either
(i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, and (v) approved in writing by the Bond Insurer or (B) a trust account maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, the unsecured and uncollateralized debt obligations of which shall be rated "Baa3" or better by Moody's. Any Eligible Accounts maintained with the Indenture Trustee shall conform to the preceding clause (B).

        "Event of Default":  As defined in Section 5.01.

        "Excess Cash": With respect to any Payment Date, the amount, if any, by which Available Funds for such Payment Date exceed the sum of (i) the Bond Interest for such Payment Date, (ii) the Monthly Principal for such Payment Date and (iii) the aggregate amount payable to the Bond Insurer on such Payment Date pursuant to clause first of Section 8.02(c).

        "Excess Cash Payment": With respect to any Payment Date on which a Coverage Surplus does not exist, an amount equal to the lesser of (a) the amount, if any, by which the Required Coverage Amount for such Payment Date exceeds the Coverage Amount for such Payment Date, or, if after taking into account the Monthly Principal to be applied in reduction of the Bond Balance on such Payment Date, the Bond Balance exceeds the aggregate of the Principal Balances of the Mortgage Loans, the sum of the Required Coverage Amount for such Payment Date plus the amount by which the Bond Balance, determined as provided above, exceeds the aggregate of the Principal Balances of the Mortgage Loans as of the end of the related Collection Period (plus, in the case of the April 1997 Payment Date, the aggregate of the Principal Balances of any Additional Mortgage Loans added to the Mortgage Pool after March 31, 1997 but prior to the end of the Funding Period) and (b) the Excess Cash for such Payment Date; provided, however, with respect to any Payment Date on which a Coverage Surplus exists, the Excess Cash Payments shall be zero.

        "Excess Spread Trigger": For any Payment Date, an Excess Spread Trigger will have occurred if the Excess Cash for such Payment Date is less than 1/12 of 3.50% of the Bond Balance for such Payment Date.

        "FDIC": The Federal Deposit Insurance Corporation and its successors in interest.

        "FHLMC": The Federal Home Loan Mortgage Corporation and its successors in interest.

        "FNMA": The Federal National Mortgage Association and its successors in interest.

        "Final Maturity Date": With respect to any Bond, the Payment Date in June 2029.

        "Financial Guaranty Insurance Policy": The Financial Guaranty Insurance Policy (No. 50574-N), dated March 26, 1997, including any endorsements thereto, issued by the Bond Insurer for the benefit of the Bondholders, pursuant to which the Bond Insurer guarantees payment of Insured Amounts. A copy of the Financial Guaranty Insurance Policy is attached hereto as Exhibit G.

        "Full Prepayment": With respect to any Mortgage Loan, when any one of the following occurs: (i) payment is made by the Mortgagor to the Servicer of 100% of the outstanding principal balance of such Mortgage Loan, together with all accrued and unpaid interest thereon at the Mortgage Loan Rate on such Mortgage Loan, (ii) payment is made to the Indenture Trustee of the Purchase Price of such Mortgage Loan in connection with the purchase of such Mortgage Loan by the Mortgage Loan Seller, the Servicer or the Bond Insurer or (iii) payment is made to the Servicer of all Insurance Proceeds and Liquidation Proceeds, and other payments, if any, that have been determined by the Servicer in accordance with the provisions of the Servicing Agreement to be finally recoverable, in the Servicer's reasonable judgment, in respect of such Mortgage Loan.

        "Funding Period": The period beginning on the Closing Date and ending on the earlier of (a) the date on which the amount on deposit in the Prefunding Account is zero and (b) the close of business on April 14, 1997.

        "Grant": To grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in, deposit, set-over and confirm. A Grant of a Mortgage Loan and related Mortgage Files, a Permitted Investment, the Servicing Agreement, the Initial Mortgage Loan Conveyance Agreement, the Mortgage Loan Contribution Agreement, the Additional Mortgage Loan Conveyance Agreement, an Insurance Policy or any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments thereunder, insurance proceeds, Purchase Prices and all other moneys payable thereunder and all proceeds thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

        "Gross Margin": As defined in the Initial Mortgage Loan Conveyance Agreement.

        "Highest Lawful Rate":  As defined in Section 11.18.

        "Indenture": This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated "Articles", "Sections", "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.

        "Indenture Accounts": The Bond Account, the Prefunding Account, the Capitalized Interest Account and the Policy Payments Account.

        "Indenture Trustee": Bankers Trust Company of California, N.A., a national banking association, and any Person resulting from or surviving any consolidation or merger to which it may be a party until a successor Person shall have become the Indenture Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Indenture Trustee" shall mean such successor Person.

        "Indenture Trustee's Fee": The annual fee of the Indenture Trustee, and any annual file access fees, such fees being payable by the Servicer as provided in the Servicing Agreement.

        "Independent": When used with respect to any specified Person means such a Person who (i) is in fact independent of the Issuer and any other obligor upon the Bonds, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any such other obligor or in an Affiliate of the Issuer or such other obligor, and (iii) is not connected with the Issuer or any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Indenture Trustee, such Person shall be appointed by an Issuer Order and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

        "Index":  As defined in the Initial Mortgage Loan Conveyance Agreement.

        "Individual Bond": A Bond of an original principal amount of $1,000; a Bond of an original principal amount in excess of $1,000 shall be deemed to be a number of Individual Bonds equal to the quotient obtained by dividing such original principal amount by $1,000.

        "Initial Mortgage Loan": Each of the mortgage loans Granted to the Indenture Trustee under this Indenture as security for the Bonds and that from time to time comprise part of the Trust Estate. The Initial Mortgage Loans are listed on the Mortgage Loan Schedule annexed hereto as Schedule I.

        "Initial Mortgage Loan Conveyance Agreement": That certain agreement, dated as of March 1, 1997, between the Mortgage Loan Seller and the Transferor pursuant to which the Mortgage Loans will be acquired from the Mortgage Loan Seller by the Transferor for inclusion in the Trust Estate, a copy of which agreement is attached hereto as Exhibit B.

        "Insurance Policies": All insurance policies insuring any Mortgage Loan or Mortgaged Property, to the extent the Issuer or the Indenture Trustee has any interest therein.

        "Insurance Proceeds":  As defined in Article I of the Servicing
Agreement.

        "Insured Amount": As to any Payment Date, the amount to be paid by the Bond Insurer under the Financial Guaranty Insurance Policy pursuant to a Notice of Claim presented by the Indenture Trustee (in the manner described in Section 8.05). The Insured Amount as of any Payment Date shall be equal to the sum of
(i) the amount by which the Bond Interest for such Payment Date will exceed the amount of Available Funds remaining after taking into account amounts payable pursuant to clause first of Section 8.02(c) on such Payment Date, (ii) the Coverage Deficit, if any, on such Payment Date, (iii) the Preference Amount for such Payment Date, in each case as determined by the Indenture Trustee on the date a Notice of Claim is required to be made in respect of such Payment Date and (iv) with respect to the Payment Date, if any, relating to the Final Maturity Date, the remaining Bond Balance, if any, on such Final Maturity Date.

        "Interest Period": With respect to the first Interest Period, the period beginning on the Closing Date and ending on the day preceding the Payment Date in April 1997 and, as to any subsequent Payment Date, the period beginning on the immediately preceding Payment Date and ending on the day prior to the related Payment Date.

        "Issuer":  Aames Capital Owner Trust 1997-1, a Delaware business trust.

        "Issuer Order" and "Issuer Request": A written order or request of the Issuer signed on behalf of the Issuer by an Authorized Officer of the Owner Trustee or, in the case of such order or request required by Section 2.11, by an Authorized Officer of the holder of the ACAC Certificate and delivered to the Indenture Trustee or the Authenticating Agent, as applicable.

        "Letter Agreement": The Letter of Representations to The Depository Trust Company from the Indenture Trustee and the Issuer dated March 26, 1997, attached hereto as Exhibit E.

        "LIBOR": With respect to the April 1997 Payment Date, 5.6875 % per annum. With respect to any subsequent Payment Date, the per annum rate determined by the Indenture Trustee on the related LIBOR Determination Date on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits as such rates appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on such LIBOR Determination Date. On each LIBOR Determination Date, LIBOR will be established by the Indenture Trustee as follows:

               (a) if on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of such offered quotations; or

               (b) if on such LIBOR Determination Date, fewer than two Reference Banks provide such offered quotations, LIBOR shall be the greater of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate.

        "LIBOR Determination Date": With respect to any Interest Period after the first Interest Period, the second London Business Day immediately preceding the first day of such Interest Period.

        "Liquidated Mortgage Loan": As defined in Article I of the Servicing Agreement.

        "Liquidation Date": With respect to any Mortgage Loan, the date of the final receipt of all Liquidation Proceeds, Insurance Proceeds or other payments with respect to such Mortgage Loan.

        "Liquidation Proceeds": As defined in Article I of the Servicing Agreement.

        "Loan-to-Value Ratio": As defined in the Initial Mortgage Loan Conveyance Agreement.

        "London Business Day": A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

        "Loss Percentage":  As defined in Article I of the Servicing Agreement.

        "Maturity": With respect to any Bond, the date on which the entire unpaid principal amount of such Bond becomes due and payable as therein or herein provided, whether at the Final Maturity Date or by declaration of acceleration, call for redemption or otherwise.

        "Minimum Rate": As defined in the Initial Mortgage Loan Conveyance Agreement.

        "Monthly Advance":  As defined in Article I of the Servicing Agreement.

        "Monthly Payment": With respect to any Mortgage Note, the amount of each monthly payment payable under such Mortgage Note in accordance with its terms, including one month's accrued interest on the related Principal Balance at the then applicable Mortgage Loan Rate, but net of any portion of such monthly payment that represents late payment charges, prepayment or extension fees or collections allocable to payments to be made by Mortgagors for payment of insurance premiums or similar items.

        "Monthly Principal": As to any Payment Date, (I) the aggregate of (i) all Principal Payments received or deemed to have been received in respect of the Mortgage Loans during or in respect of the related Collection Period, (ii) all Trust Insurance Proceeds received during the related Collection Period and allocable to principal of the related Mortgage Loans, (iii) all Net Liquidation Proceeds received during the related Collection Period and allocable to principal of the related Mortgage Loans, (iv) the aggregate of the amounts deposited in the Bond Account on the related Remittance Date by the Mortgage Loan Seller, the Servicer or the Bond Insurer, as applicable, in connection with any purchase, repurchase or substitution of any Mortgage Loan pursuant to the Initial Mortgage Loan Conveyance Agreement, the Additional Mortgage Loan Conveyance Agreement, the Servicing Agreement or Section 8.19 hereof, net of any amounts allocable to interest in respect thereof, (v) the aggregate of the amounts deposited in the Bond Account by the Issuer in connection with a redemption of the Bonds pursuant to Section 10.01, net of any amounts allocable to interest in respect thereof, and (vi) the amount, if any, deposited at the end of the Funding Period in the Bond Account by the Indenture Trustee in respect of the Prefunding Account Deposit pursuant to Section 8.03, reduced by
(II) the amount of any Coverage Surplus with respect to such Payment Date. For the limited purpose of stating the obligations with respect to payments in reduction of principal on the Bonds, Monthly Principal for any Payment Date shall be deemed to include the Coverage Deficit for such Payment Date and the principal portion of any Preference Amount relating to the Bonds and, for the Payment Date occurring on the Final Maturity Date, the remaining Bond Balance.

        "Monthly Servicing Fee": As defined in Article I of the Servicing Agreement.

        "Moody's": Moody's Investors Service, Inc. and its successors in interest.

        "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple in real property securing a Mortgage Loan.

        "Mortgage File": As defined in the Initial Mortgage Loan Conveyance Agreement.

        "Mortgage Loan Contribution Agreement": That certain agreement, dated as of March 1, 1997, between the Transferor and the Issuer pursuant to which the Mortgage Loans will be acquired from the Transferor by the Issuer for inclusion in the Trust Estate, a copy of which agreement is attached hereto as Exhibit D.

        "Mortgage Loan Rate": With respect to each Mortgage Loan, the adjustable rate per annum set forth in the related Mortgage Note from time to time at which interest accrues on such Mortgage Loan as of the most recent interest rate adjustment pursuant to the related Mortgage Note, in each case after giving effect to any modification of a Mortgage Loan for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Servicer in accordance with the Servicing Agreement.

        "Mortgage Loans": The Initial Mortgage Loans and the Additional Mortgage Loans.

        "Mortgage Loan Seller":  Aames Capital Corporation.

        "Mortgage Loan Schedule": As of any date, the schedule of mortgage loans included in the Trust Estate. Schedule I hereto identifies the Initial Mortgage Loans being Granted to the Indenture Trustee on the Closing Date. The Mortgage Loan Schedule will be supplemented from time to time during the Funding Period by any Additional Mortgage Loan Schedule to reflect the addition of the related Additional Mortgage Loans to the Trust Estate and may be amended as appropriate from time to time to reflect the deletion and substitution of Mortgage Loans.

        "Mortgage Note": The note or other instrument evidencing the indebtedness of a Mortgagor under the related Mortgage Loan.

        "Mortgaged Property":  The underlying property securing a Mortgage Note.

        "Mortgagor":  The obligor under a Mortgage Note.

        "Net Liquidation Proceeds": As defined in Article I of the Servicing Agreement.

        "Nonrecoverable Advance": As defined in Article I of the Servicing Agreement.

        "Notice of Claim": The notice required to be furnished by the Indenture Trustee to the Bond Insurer in the event an Insured Amount is required to be paid under the Financial Guaranty Insurance Policy with respect to any Payment Date, in the form set forth as Exhibit H hereto.

        "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, Chief Operating Officer or a Vice President of the Mortgage Loan Seller, the Transferor, the Servicer or, in the case of the Issuer, an authorized signatory of the Owner Trustee, as the case may be, and delivered to the Indenture Trustee, Bond Insurer or each Rating Agency, as the case may be.

        "Opinion of Counsel": A written opinion of counsel reasonably acceptable to the Indenture Trustee and, in the case of opinions delivered to the Bond Insurer, reasonably acceptable to it, who may be in-house counsel for the Mortgage Loan Seller, the Transferor, the Issuer, or the Servicer or in-house counsel of an affiliate of any of the foregoing. Any expense related to obtaining an Opinion of Counsel for an action requested by a party shall be borne by the party required to obtain such opinion or seeking to effect the action that requires the delivery of such Opinion of Counsel, except in such instances where such opinion is at the request of the Indenture Trustee, in which case such expense shall be an expense of the holder of the ACAC Certificate.

        "Order":  As defined in Section 8.05(b).

        "Original Bond Balance": The principal balance of the Bonds at the issue date thereof, equal to $415,000,000.

        "Outstanding": As of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture except:

               (i) Definitive Bonds theretofore canceled by the Bond Registrar or delivered to the Bond Registrar for cancellation;

               (ii) Bonds or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent (other than the Issuer) in trust for the Holders of such Bonds; provided, however, that if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made;

               (iii) Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Bonds are held by a bona fide purchaser (as defined by the Uniform Commercial Code of the applicable jurisdiction); and

              (iv) Bonds alleged to have been destroyed, lost or stolen that have been paid as provided for in Section 2.07;

provided, however, that in determining whether the Holders of the requisite percentage of the Bond Balance of the Outstanding Bonds have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Issuer, any other obligor upon the Bonds or any Affiliate of the Issuer, the Mortgage Loan Seller, the Servicer or the Transferor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds that the Indenture Trustee knows to be so owned shall be so disregarded. Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer, any other obligor upon the Bonds or any Affiliate of the Issuer, the Mortgage Loan Seller, the Servicer or the Transferor or such other obligor.

        "Owner Trustee": Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as owner trustee under the Trust Agreement, and any successor owner trustee thereunder.

        "Paying Agent": The Indenture Trustee or any other depository institution or trust company that is authorized by the Issuer pursuant to
Section 3.03 to pay the principal of, or interest on, any Bonds on behalf of the Issuer.

        "Payment Ahead":  As defined in Article I of the Servicing Agreement.

        "Payment Date": The 15th day of each month or, if any such day is not a Business Day, the Business Day immediately following such 15th day, beginning April 15, 1997.

        "Payment Date Statement": The statement prepared pursuant to Section 2.08(d) with respect to collection on or in respect of the Mortgage Loans and other assets of the Trust Estate and payments on or in respect of the Bonds, based upon the information contained in the Servicer Remittance Report prepared pursuant to the Servicing Agreement and setting forth the following information with respect to each Payment Date:

              (i)        the amount of such payment to Bondholders allocable to
        (x) Monthly Principal and (y) any Excess Cash Payment;

              (ii) the amount of such payment to Bondholders allocable to Bond Interest;

              (iii) the Bond Balance, after giving effect to the payment of Monthly Principal and any Excess Cash Payment on such Payment Date;

        (iv) the aggregate of the Principal Balances of the Mortgage Loans as of the end of the related Collection Period;

        (v) the amount of unreimbursed Monthly Advances and/or Servicing Advances, if any, separately identifying the amount, if any, of funds withdrawn from the Collection Account on the preceding Remittance Date with respect to Monthly Advances and/or Servicing Advances;

        (vi) the number and aggregate of the Principal Balances of Mortgage Loans (including the Principal Balances of all Mortgage Loans in foreclosure) contractually delinquent (i) one month, (ii) two months and (iii) three months or more, as of the end of the related Collection Period (including Mortgage Loans in foreclosure or other similar proceedings);

        (vii) the number and aggregate of the Principal Balances of the Mortgage Loans in foreclosure or other similar proceedings, and the number and aggregate of the Principal Balance of Mortgage Loans, the Mortgagor of which is known by the Servicer to be in bankruptcy as of the end of the related Collection Period;

        (viii) the book value of any real estate acquired through foreclosure, grant of a deed in lieu of foreclosure or otherwise and the number and the aggregate of the Principal Balances of the Mortgage Loans relating thereto;

        (ix) the Coverage Amount, the Required Coverage Amount, the Coverage Surplus, if any, and the Coverage Deficit, if any;

        (x)         any Insured Amount for such Payment Date;

        (xi)        Available Funds for such Payment Date;

        (xii) the number and aggregate of the Principal Balances of all Mortgage Loans that were the subject of a Principal Prepayment during the related Collection Period, the aggregate amount of Principal Prepayments collected or deemed collected during the related Collection Period and the amount of any partial Principal Prepayment collected or deemed collected during the related Collection Period;

        (xiii) the weighted average maturity of the Mortgage Loans and weighted average Mortgage Loan Rate of the Mortgage Loans, as of the end of the related Collection Period;

        (xiv) the number of Mortgage Loans as of the beginning and the end of the related Collection Period;

              (xv) Realized Losses incurred during the Collection Period and cumulative Realized Losses incurred since the Closing Date, including the number of Mortgage Loans and the aggregate of the Principal Balance of the Mortgage Loans pertaining to the Realized Losses that occurred during the related Collection Period;

              (xvi)      the Bond Insurer Premium for the related Collection
        Period;

              (xvii) the aggregate amount of the Monthly Servicing Fee paid to or retained by the Servicer for the related Collection Period; and

              (xviii)    such other information as the Bond Insurer may
        reasonably request to the extent such information is available to the Paying Agent from the Servicer and is produced by the Servicer in the ordinary course of the Servicer's business.

        In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Bond with a $1,000 principal denomination.

        "Percentage Interest": With respect to a Bond, the undivided percentage interest (carried to eight places rounded down) obtained by dividing the original principal balance of such Bond by the Original Bond Balance and multiplying the result by 100.

        "Permitted Investments": One or more of the following obligations, instruments and securities:

        (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

        (b) Federal Housing Administration debentures, FHLMC senior debt obligations and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption or that are not rated in one of the two highest rating categories by each Rating Agency;

        (c) federal funds, certificates of deposit, time and demand deposits and banker's acceptances (in each case having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "A-1" or better by Standard & Poor's and Prime-1 or better by Moody's;

        (d) deposits of any bank or savings and loan association that has combined capital, surplus and undivided profits of at least $100,000,000 which deposits are held up to the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

        (e) commercial paper (having original maturities of not more than 180 days) that has the highest short term rating of each of Standard & Poor's and Moody's;

        (f) investments in money market funds rated "AAAm" or "AAAm-G" by Standard & Poor's and Aaa by Moody's; and

        (g) investments approved in writing by Standard & Poor's, the Bond Insurer and Moody's;

provided that no investment described hereunder shall evidence either the right to receive (i) only interest with respect to obligations underlying such instrument or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity. Permitted Investments shall mature not later than the Business Day prior to the date on which such monies will be needed to make payments, or in the case of Permitted Investments held in the Prefunding Account, shall be available on the Business Day next succeeding the date the Indenture Trustee receives the Addition Notice that such monies will be needed. Notwithstanding the foregoing, with respect to investment of amounts in any account, any of the foregoing obligations, instruments or securities will not be Permitted Investments to the extent that an investment therein will cause the then outstanding principal amount thereof in which such funds are then invested to exceed $25,000,000 (such investments being valued at par).

        "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

        "Policy Payments Account": The segregated trust account, which shall be an Eligible Account, established and maintained pursuant to Section 8.05 and entitled "Bankers Trust Company of California, N.A., as Indenture Trustee for Aames Capital Owner Trust 1997-1 Adjustable Rate Asset-Backed Bonds, Series 1997-1, Policy Payments Account".

        "Predecessor Bonds": With respect to any particular Bond, every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purpose of this definition, any Bond authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

        "Preference Amount": With respect to any Payment Date, any amounts included in previous payments to Bondholders as Bond Interest, Monthly Principal and Excess Cash Payment or in respect of a Coverage Deficit that is recovered from such Bondholders as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and that have not theretofore been repaid to such Bondholders; provided such Bondholders have complied with the provisions of Section 8.05(b).

        "Prefunding Account": The segregated trust account, which shall be an Eligible Account, established and maintained pursuant to Section 8.03 and entitled "Bankers Trust Company of California, N.A., as Indenture Trustee for Aames Capital Owner Trust 1997-1 Adjustable Rate Asset-Backed Bonds, Series 1997-1, Prefunding Account".

        "Prefunding Account Deposit":  $82,720,605.

        "Principal Balance": As to any Mortgage Loan and any Determination Date, the actual outstanding principal amount thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Payment Date, as of the applicable Cut-off Date) less (i) any Principal Payments received in respect of such Mortgage Loan during the related Collection Period,
(ii) Net Liquidation Proceeds and Trust Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period, (iii) the portion of the Purchase Price allocable to principal to be remitted by the Mortgage Loan Seller or the Servicer to the Bond Account on the next succeeding Remittance Date in connection with a purchase or repurchase of such Mortgage Loan pursuant to the Servicing Agreement or Section
8.07 hereof, to the extent such amount is actually deposited in the Bond Account on such Remittance Date, (iv) the amount to be remitted by the Mortgage Loan Seller to the Trustee on the next succeeding Remittance Date in connection with a substitution of a Qualified Replacement Mortgage Loan for such Mortgage Loan pursuant to Section 8.07 hereof, to the extent such amount is actually deposited in the Bond Account on such Remittance Date, and (v) the amount to be remitted by the Bond Insurer to the Trustee on the next succeeding Remittance Date in connection with a purchase of such Mortgage Loan pursuant to Section 8.19; provided, however that a Mortgage Loan that has become a Liquidated Mortgage Loan since the end of the immediately preceding Collection Period (or, in the case of the first Payment Date following the transfer of such Mortgage Loan to the Issuer, since the applicable Cut-off Date) will be deemed to have a Principal Balance of zero on the current Determination Date.

        "Principal Payment": As to any Mortgage Loan and Collection Period, all amounts received or, in the case of the principal portion of any Payment Ahead, deemed to have been received by the Servicer from or on behalf of the related Mortgagor during such Collection

Period (including Principal Prepayments) that, at the time of receipt or, in the case of any Payment Ahead, at the time such Payment Ahead is deemed to have been received, were applied or were required to be applied by the Servicer in reduction of the Principal Balance of such Mortgage Loan.

        "Principal Prepayment": As to any Mortgage Loan and Collection Period, any payment by a Mortgagor or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds and Trust Insurance Proceeds) that, in the case of a payment by a Mortgagor, is received in advance of its scheduled due date and is not a Payment Ahead.

        "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

        "Purchase Price": With respect to any Defective Mortgage Loan, an amount equal to (i) the sum of (A) the Principal Balance of such Defective Mortgage Loan as of the beginning of the Collection Period next preceding the Remittance Date on which such repurchase or purchase is required to occur, (B) interest computed at the applicable Mortgage Loan Rate on such Principal Balance from the date to which interest was last paid by the Mortgagor to the last day of the Collection Period immediately preceding the Remittance Date on which such repurchase occurs and (C) any previously unreimbursed Servicing Advances made on or in respect of such Defective Mortgage Loan, less (ii) any payments of principal and interest in respect of such Defective Mortgage Loan made by or on behalf of the related Mortgagor during such Collection Period.

        "Qualified Replacement Mortgage Loan": A Mortgage Loan that is substituted for a Deleted Mortgage Loan pursuant to Section 8.07 that must, at the end of the Collection Period preceding the date of such substitution, (i) have an outstanding principal balance (when taken together with any other Qualified Replacement Mortgage Loan being substituted for such Deleted Mortgage
Loan), not in excess of and not substantially less than the unpaid principal balance of the Deleted Mortgage Loan at the end of the Collection Period preceding the date of substitution, (ii) have the Mortgage Loan Rate computed on substantially the same basis as the Mortgage Loan Rate on the related Mortgage Loan, utilizing the same Index and having a Gross Margin or Minimum Rate not less than (and not more than one percentage point in excess of) the Gross Margin and Minimum Rate applicable to the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) have a Loan-to-Value Ratio equal to or lower than the Loan-to- Value Ratio of the Deleted Mortgage Loan, (v) have a first lien priority, (vi) comply as of the date of substitution with each representation and warranty set forth in Section 4(b) of the Initial Mortgage Loan Conveyance Agreement, (vii) have the same or better property type as the Deleted Mortgage Loan and (viii) have the same or better occupancy status. In the event that one or more mortgage loans are proposed to be substituted for one or more Deleted Mortgage Loans, the foregoing tests may be met on a weighted average basis or other aggregate basis acceptable to the Certificate Insurer, except that the requirements of clauses (v), (vi),
(vii) and (viii) hereof must be satisfied as to each Qualified Replacement Mortgage Loan.

        "Rating Agencies": Standard & Poor's and Moody's (each, a "Rating Agency"). If either such agency or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical credit rating agency, or other comparable Person, designated by the Servicer, notice of which designation shall be given to the Indenture Trustee.

        "Realized Loss":  As defined in Article I of the Servicing Agreement.

        "Record Date": With respect to any Payment Date, the date on which the Persons entitled to receive any payment of principal of or interest on any Bonds (or notice of a payment in full of principal) due and payable on such Payment Date are determined; such date shall be the last Business Day of the month preceding the month of such Payment Date. With respect to a vote of Bondholders required or allowed hereunder, the Record Date shall be the later of (i) 30 days prior to the first solicitation of consents or (ii) the date of the most recent list of Bondholders furnished to the Indenture Trustee pursuant to Section 7.01(a) prior to such solicitation.

        "Redemption Date": Each Payment Date on or after the Payment Date on which the Bond Balance is less than 20% of the Original Bond Balance.

        "Redemption Price": With respect to any Bond to be redeemed in whole or in part, an amount equal to 100% of the Current Bond Balance of the Bond to be so redeemed, together with accrued and unpaid interest on such amount at the Bond Interest Rate through the last day of the month preceding the month in which the applicable Redemption Date occurs.

        "Reference Banks": Bankers Trust Company, Barclay's Bank PLC and National Westminster Bank PLC; provided that, if any of the foregoing banks are deemed by the Servicer (as indicated in writing to the Indenture Trustee) not suitable to serve as a Reference Bank, then any leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the LIBOR Determination Date in question, (iii) that have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by, or under common control with the Issuer, the Mortgage Loan Seller, the Transferor, the Servicer or any originator.

        "Remittable Funds":  As defined in Article I of the Servicing Agreement.

        "Remittance Date": The date each month on which funds on deposit in the Collection Account are remitted by the Servicer to the Indenture Trustee for deposit into the Bond Account, which date shall be with respect to any Payment Date, the Business Day that is three Business Days prior to such Payment Date, commencing in April 1997.

        "Required Coverage Amount": With respect to the Bonds and any Payment Date on which an Excess Spread Trigger has not occurred, an amount equal to 5.50% of the aggregate of the Principal Balances of the Mortgage Loans as of the applicable Cut-off Dates plus the Assumed Prefunding Account Deposit Amount (plus any Additional Required Coverage Amount with respect to Additional Mortgage Loans), subject to the following: (i) if the Step Up Trigger has occurred, the Required Coverage Amount for such Payment Date will be an amount equal to 13.75% of the aggregate of the Principal Balances of the Mortgage Loans as of such Payment Date, plus the product of 50% and the aggregate of the Principal Balances of all Mortgage Loans that are 90 or more days delinquent as of such Payment Date, such sum not to exceed an amount equal to 25.00% of the aggregate of the Principal Balances of all Mortgage Loans as of the applicable Cut-off Dates plus the Assumed Prefunding Account Deposit Amount (plus any Additional Required Coverage Amount with respect to Additional Mortgage Loans), or (ii) if the Step Up Trigger has not occurred but the Step Down Trigger has occurred, the Required Coverage Amount for such Payment Date will be an amount equal to the greater of (a) 0.50% of the aggregate of the Principal Balances of the Mortgage Loans as of the applicable Cut-off Dates plus the Assumed Prefunding Account Deposit Amount (plus any Additional Required Coverage Amount with respect to Additional Mortgage Loans) and (b) the lesser of (x) 5.50% of the aggregate of the Principal Balances of the Mortgage Loans as of the applicable Cut-off Dates plus the Assumed Prefunding Account Deposit Amount (plus any Additional Required Coverage Amount with respect to Additional Mortgage Loans) and (y) the Stepped Down Required Coverage Percentage of the aggregate of the Principal Balances of the Mortgage Loans as of such Payment Date. With respect to the Bonds and any Payment Date on which an Excess Spread Trigger has occurred, an amount equal to 9.0% of the aggregate of the Principal Balances of the Mortgage Loans as of the applicable Cut-off Dates plus the Assumed Prefunding Account Deposit Amount, subject to the following: (i) if the Step Up Trigger has occurred, the Required Coverage Amount for such Payment Date will be an amount equal to the lesser of (x) 22.50% of the aggregate of the Principal Balances of the Mortgage Loans as of such Payment Date, plus the product of 50% of the aggregate of the Principal Balances of all Mortgage Loans that are 90 or more days delinquent as of such Payment Date, and (y) 25.00% of the aggregate of the Principal Balances of the Mortgage Loans as of the applicable Cut-off Dates plus the Assumed Prefunding Account Deposit Amount (plus any Additional Required Coverage Amount with respect to Additional Mortgage Loans), or (ii) if the Step Up Trigger has not occurred but the Step Down Trigger has occurred, the Required Coverage Amount for such Payment Date will be an amount equal to the greater of (a) 0.50% of the aggregate of the Principal Balances of the Mortgage Loans as of the applicable Cut-off Dates plus the Assumed Prefunding Account Deposit Amount (plus any Additional Required Coverage Amount with respect to Additional Mortgage Loans) and (b) the lesser of
(x) 9.0% of the aggregate of the Principal Balances of the Mortgage Loans as of the applicable Cut-off Dates plus the Assumed Prefunding Account Deposit Amount (plus any Additional Required Coverage Amount with respect to Additional Mortgage Loans) and (y) the Stepped Down Required Coverage Percentage (Excess Spread Trigger) of the aggregate Principal Balances of the Mortgage Loans as of such Payment Date.

        "Required Payment Amount": With respect to any Payment Date, the Bond Interest for such Payment Date plus the amount of any Coverage Deficit for such Payment Date, and with respect to the Payment Date occurring on the Final Maturity Date, the remaining Bond Balance.

        "Reserve Interest Rate": With respect to any LIBOR Determination Date, the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates that New York City banks selected by the Indenture Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that New York City banks selected by the Indenture Trustee are quoting on such LIBOR Determination Dates to leading European banks.

        "Responsible Officer": With respect to the Indenture Trustee, the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any trust officer or assistant trust officer, the controller, any assistant controller or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Reuters Screen LIBO Page": The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that servicer for the purpose of displaying London interbank offered rates of major banks).

        "Rolling Delinquency Percentage": For any Payment Date, the average of the Delinquency Percentages as of the last day of each of the six (or one, two, three, four and five in the case of the first five Payment Dates, as applicable) most recently ended Collection Periods.

        "Rolling Loss Percentage": For any Payment Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred during the preceding 12 Collection Periods, and the denominator of which is the aggregate of the Principal Balances of the Mortgage Loans as of the first day of the 12th preceding Collection Period.

        "Sale":  The meaning specified in Section 5.17.

        "Servicer": With respect to any Mortgage Loan, Aames Capital Corporation, as Servicer under the Servicing Agreement, and its permitted successors and assigns thereunder, including any successor servicers appointed pursuant to Section 6.02 of the Servicing Agreement.

        "Servicer Remittance Report": As defined in Article I of the Servicing Agreement.

        "Servicing Advance":  As defined in Article I of the Servicing
Agreement.

        "Servicing Agreement": The servicing agreement, dated as of March 1, 1997, among the Issuer, the Servicer and the Indenture Trustee, providing, among other things, for the servicing of the Mortgage Loans, as such agreement may be amended or supplemented from time to time as permitted hereby and thereby. Such term shall also include any servicing agreement entered into with a successor servicer. A copy of the Servicing Agreement as in effect as of the date hereof is attached hereto as Exhibit I.

        "Servicing Fee Rate":  As defined in Article I of the Servicing
Agreement.

        "Standard & Poor's": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

        "Step Down Cumulative Loss Test": With respect to any Payment Date, a determination as to whether: (i) for the Payment Dates occurring in April 1999 through and including March 2000, the Loss Percentage for such Payment Date is 0.75% or less, (ii) for the Payment Dates occurring in April 2000 through and including March 2001, the Loss Percentage for such Payment Date is 1.25% or less, (iii) for the Payment Dates occurring in April 2001 through and including March 2002, the Loss Percentage for such Payment Date is 1.50% or less and (iv) for any Payment Date occurring in or after April 2002, the Loss Percentage for such Payment Date is 1.75% or less.

        "Step Down Rolling Delinquency Test": With respect to any Payment Date, the Step Down Rolling Delinquency Test shall be met if the Rolling Delinquency Percentage for such Payment Date is less than 12.5%.

        "Step Down Rolling Loss Test": With respect to the twelfth Payment Date after the Closing Date, the Step Down Rolling Loss Test shall be met if the Rolling Loss Percentage for such Payment Date is less than 0.75%. With respect to the thirteenth Payment Date and each Payment Date thereafter, the Step Down Rolling Loss Test shall be met if the Rolling Loss Percentage for such Payment Date is less than 0.50%.

        "Step Down Trigger": With respect to any Payment Date after the Payment Date in April 1999, the Step Down Trigger will have occurred if each of the Step Down Cumulative Loss Test, the Step Down Rolling Delinquency Test and the Step Down Rolling Loss Test is met. In no event will the Step Down Trigger be deemed to have occurred prior to the April 1999 Payment Date.

        "Stepped Down Required Coverage Percentage": With respect to the Bonds and any Payment Date for which the Step Down Trigger for the Mortgage Loans has occurred, a percentage equal to (i) the percentage equivalent of a fraction, the numerator of which is 5.50% of the aggregate Principal Balances of the Mortgage Loans as of the applicable Cut-off Dates plus the amount of the Prefunding Account Deposit (plus any Additional Required Coverage Amount with respect to Additional Mortgage Loans), and the denominator of which is the aggregate of the Principal Balances of the Mortgage Loans as of such Payment Date, minus (if the difference is a positive figure) (ii) the percentage equivalent of a fraction, the numerator of which is the product of (A) the percentage calculated under clause
(i) above minus 13.75%, multiplied by (B) the number of consecutive Payment Dates through and including the Payment Date for which the Stepped Down Required Coverage Percentage is being calculated, up to a maximum of 12, for which the Step Down Trigger has occurred, and the denominator of which is 12.

        "Stepped Down Required Coverage Percentage (Excess Spread Trigger)":
With respect to the Bonds and any Payment Date for which the Step Down Trigger for the Mortgage Loans has occurred, a percentage equal to (A) the percentage equivalent of a fraction, the numerator of which is 9.0% of the aggregate of the Principal Balances of the Mortgage Loans as of the applicable Cut-off Dates plus the amount of the Prefunding Account Deposit (plus any Additional Required Coverage Amount with respect to Additional Mortgage Loans), and the denominator of which is the aggregate of the Principal Balances of the Mortgage Loans as of such Payment Date, minus (if the result is a positive figure) (B) the percentage equivalent of a fraction, the numerator of which is the product of (1) the percentage calculated under clause (A) above minus 22.50%, multiplied by (2) the number of consecutive Payment Dates through and including the Payment Date for which the Stepped Down Required Coverage Percentage is being calculated, up to a maximum of 12, for which the Step Down Trigger has occurred, and the denominator of which is 12.

        "Step Up Cumulative Loss Test": With respect to any Payment Date, a determination as to whether: (i) for any Payment Date occurring in or prior to March 1998, the Loss Percentage for such Payment Date is more than 0.75%, (ii) for any Payment Date occurring in or prior to March 1999, the Loss Percentage for such Payment Date is more than 1.0%, (iii) for any Payment Date occurring in or prior to March 2000, the Loss Percentage for such Payment Date is more than 1.25%, (iv) for any Payment Date occurring in or prior to March 2001, the Loss Percentage for such Payment Date is more than 1.50% and (v) for any Payment Date occurring in or after April 2001, the Loss Percentage for such Payment Date is more than 2.0%.

        "Step Up Rolling Delinquency Test": With respect to any Payment Date, the Step Up Rolling Delinquency Test will be met if the Rolling Delinquency Percentage for such Payment Date is more than 14.75%.

        "Step Up Rolling Loss Test": With respect to any Payment Date, the Step Up Rolling Loss Test will be met if the Rolling Loss Percentage for such Payment Date is 1.0% or more.

        "Step Up Trigger": With respect to any Payment Date, the Step Up Trigger will have occurred if any one of the Step Up Cumulative Loss Test, the Step Up Rolling Delinquency Test or the Step Up Rolling Loss Test is met.

        "Subsequent Purchase Price": As of any Subsequent Transfer Date, with respect to the Additional Mortgage Loans, an amount equal to the sum of (i) the product of 95% and the aggregate of the Principal Balances as of the applicable Cut-off Dates for such Additional Mortgage Loans being transferred on such Subsequent Transfer Date and (ii) any Additional Subsequent Purchase Price attributable to such Additional Mortgage Loans; provided, however, that the Additional Subsequent Purchase Price, if any, shall be paid only on the last day of the Funding Period.

        "Subsequent Transfer Date": The date specified in the Addition Notice, but no later than April 14, 1997.

        "Subsequent Transfer Deposit": The amount deposited by the Issuer in the Bond Account in connection with each conveyance of Additional Mortgage Loans pursuant to the Additional Mortgage Loan Conveyance Agreement, which amount is equal to one month's interest on the principal balance of each Additional Mortgage Loan that does not have a Monthly Payment due in the Collection Period relating to any Payment Date following the applicable Cut-off Date at a per annum rate equal to the Mortgage Loan Rate for each such Mortgage Loan, net of the applicable Servicing Fee Rate pursuant to Section 8.03.

        "Transferor":  Aames Capital Acceptance Corp.

        "Trust Agreement": That certain trust agreement, dated as of March 1, 1997, among the Transferor, as Depositor (as such term is defined therein), the Owner Trustee and Bankers Trust Company of California, N.A., as Trust Paying Agent thereunder.

        "Trust Estate": All money, instruments and other property subject or intended to be subject to the lien of this Indenture for the benefit of the Bondholders as of any particular time (including, without limitation, all property and interests Granted to the Indenture Trustee, including all proceeds thereof).

        "Trust Indenture Act" or "TIA": The Trust Indenture Act of 1939 as it may be amended from time to time.

        "Trust Insurance Proceeds": As defined in Article I of the Servicing Agreement.

        "Trust Paying Agent": The entity appointed to act as paying agent pursuant to the Trust Agreement with respect to amounts on deposit from time to time in the Certificate Distribution Account and distributions thereof to Certificateholders. The initial Trust Paying Agent is Bankers Trust Company of California, N.A.

        "U.S. Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C. Sections 101, et seq., as amended or supplemented from time to time.

        "Vice President": Any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

                                   ARTICLE II.
                                    THE BONDS
                                    ---------

        Section 2.01  Forms Generally.

        The Bonds shall be in substantially the form set forth on Exhibit A attached hereto. Each Bond may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which the Bonds may be listed, or as may, consistently herewith, be determined by the Authorized Officers of the Owner Trustee executing such Bonds, as evidenced by their execution thereof. Any portion of the text of any Bond may be set forth on the reverse thereof with an appropriate reference on the face of the Bond.

        The Definitive Bonds may be produced in any manner determined by the Authorized Officers of the Owner Trustee executing such Bonds, as evidenced by their execution thereof.

        Section 2.02  Forms of Certificate of Authentication.

        The form of the Authenticating Agent's certificate of authentication is as follows:

        This is one of the Bonds referred to in the within-mentioned Indenture.

                                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                       as Authenticating Agent


                                    By:
                                       --------------------------------------
                                          Authorized Signatory

        Section 2.03 General Provisions With Respect to Principal and Interest Payments.

        The Bonds shall be designated generally as the "Adjustable Rate Asset-Backed Bonds, Series 1997-1" of the Issuer.

        The aggregate principal amount of Bonds that may be authenticated and delivered under the Indenture is limited to $415,000,000, except for the Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds pursuant to Sections 2.06,

2.07 or 9.06 of this Indenture. The Bonds shall consist of one and only one class having an Original Bond Balance, Bond Interest Rate for the initial Interest Period and Final Maturity Date as follows:

                                                    Bond Interest
                             Original Bond      Rate for the initial           Final
      Designation               Balance            Interest Period         Maturity Date
      -----------               -------            ---------------         -------------
     Series 1997-1           $415,000,000              5.8875%             June 15, 2029

        The Bonds shall be issued in the form specified in Section 2.01.

        Subject to the provisions of Section 3.01, Section 5.09 and Section 8.02(d), the principal of the Bonds shall be payable in installments ending no later than the Final Maturity Date unless the unpaid principal of such Bonds become due and payable at an earlier date by declaration of acceleration or call for redemption or otherwise.

        The aggregate amount of principal of and interest on the Bonds due and payable on each Payment Date shall be equal to the Required Payment Amount for such Payment Date. All payments made with respect to any Bond shall be applied first to the interest then due and payable on such Bond and then to the principal thereof. All computations of interest accrued on any Bond shall be made on the basis of the actual number of days elapsed in the related Interest Period in a year of 360 days.

        Interest on the Bonds shall accrue at the Bond Interest Rate during each Interest Period on the Current Bond Balance of each Outstanding Bond at the end of such Interest Period. Interest accrued during an Interest Period shall be payable on the next following Payment Date.

        All payments of principal of and interest on any Bond shall be made in the manner specified in Section 2.08.

        Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Bonds, if the Bonds have become or been declared due and payable following an Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled, then payments of principal of and interest on the Bonds shall be made in accordance with Section 5.07.

        Section 2.04  Denominations.

        The Bonds shall be issuable only as registered Bonds in the minimum denomination of $1,000 and integral multiples of $1 in excess thereof.

        Section 2.05  Execution, Authentication, Delivery and Dating.

        The Bonds shall be executed on behalf of the Issuer by an Authorized Officer of the Owner Trustee. The signature of such Authorized Officer of the Owner Trustee on the Bonds may be manual or facsimile.

        Bonds bearing the manual or facsimile signature of an individual who was at any time an Authorized Officer of the Owner Trustee shall bind the Issuer, notwithstanding that such individual has ceased to be an Authorized Officer of the Owner Trustee prior to the authentication and delivery of such Bonds or was not an Authorized Officer of the Owner Trustee at the date of such Bonds.

        At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Bonds executed on behalf of the Issuer to the Authenticating Agent for authentication; and the Authenticating Agent shall authenticate and deliver such Bonds as in this Indenture provided and not otherwise.

        Each Bond authenticated on the Closing Date shall be dated the Closing Date. All other Bonds that are authenticated after the Closing Date for any other purpose hereunder shall be dated the date of their authentication.

        No Bond shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by the manual signature of one of its authorized officers or employees, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

        Section 2.06  Registration, Registration of Transfer and Exchange.

        The Issuer shall cause to be kept a register (the "Bond Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds. The Indenture Trustee is hereby initially appointed "Bond Registrar" for the purpose of registering Bonds and transfers of Bonds as herein provided. Upon any resignation of any Bond Registrar appointed by the Issuer, the Issuer shall promptly appoint a successor or, in the absence of such appointment, shall assume the duties of Bond Registrar.

        At any time the Indenture Trustee is not also the Bond Registrar, the Indenture Trustee shall be a co-Bond Registrar. The Issuer shall cause each co-Bond Registrar to furnish the Bond Registrar promptly after each authentication of a Bond by it appropriate information with respect thereto for entry by the Bond Registrar into the Bond Register. If the Indenture Trustee shall at any time not be authorized to keep and maintain the Bond Register, the Indenture Trustee shall have the right to inspect such Bond Register at all reasonable times and to rely conclusively upon a certificate of the Person in charge of the Bond Register as to the names and addresses of the Holders of the Bonds and the principal amounts and numbers of such Bonds as held.

        Upon surrender for registration of transfer of any Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of any authorized denominations and of a like aggregate principal amount.

        At the option of the Holder, Bonds may be exchanged for other Bonds of any authorized denominations, and of a like aggregate initial principal amount, upon surrender of the Bonds to be exchanged at such office or agency. Whenever any Bonds are so surrendered for exchange, the Owner Trustee shall execute, and the Authenticating Agent shall authenticate and deliver, the Bonds that the Bondholder making the exchange is entitled to receive.

        All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

        Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Bond Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made for any registration of transfer or exchange of Bonds, but the Issuer and the Bond Registrar may require payment of a sum sufficient to cover any tax or other governmental charge as may be imposed in connection with any registration of transfer or exchange of Bonds, other than exchanges pursuant to Section 2.07 not involving any transfer.

        Section 2.07  Mutilated, Destroyed, Lost or Stolen Bonds.

        If (1) any mutilated Bond is surrendered to the Bond Registrar or the Bond Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (2) there is delivered to the Bond Registrar such security or indemnity as may be required by the Bond Registrar to save each of the Issuer and the Bond Registrar harmless, then, in the absence of notice to the Issuer or the Bond Registrar that such Bond has been acquired by a bona fide purchaser, the Owner Trustee shall execute and upon its request the Bond Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond or Bonds of the same tenor and aggregate initial principal amount bearing a number not contemporaneously outstanding. If, after the delivery of such new Bond, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment such original Bond, the Issuer and the Bond Registrar shall be entitled to recover such new Bond from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Bond Registrar in connection therewith. If any such mutilated, destroyed, lost or stolen Bond shall have become or shall be about to become due and payable, or shall have become subject to redemption in full, instead of issuing a new Bond, the Issuer may pay such Bond without surrender thereof, except that any mutilated Bond shall be surrendered.

        Upon the issuance of any new Bond under this Section, the Issuer or the Bond Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Bond Registrar) connected therewith.

        Every new Bond issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

        Section 2.08  Payments of Principal and Interest.

               (a) Payments on Bonds issued as Book-Entry Bonds will be made by or on behalf of the Indenture Trustee to the Clearing Agency or its nominee. Any installment of interest or principal payable on any Definitive Bonds that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Bond (or one or more Predecessor Bonds) is registered at the close of business on the Record Date for such Payment Date by either
        (i) check mailed to such Person's address as it appears in the Bond Register on such Record Date, or (ii) by wire transfer of immediately available funds to the account of a Bondholder, if such Bondholder (A) is the registered holder of Definitive Bonds having an initial principal amount of at least $1,000,000 and (B) has provided the Indenture Trustee with wiring instructions in writing by five Business Days prior to the related Record Date or has provided the Indenture Trustee with such instructions for any previous Payment Date, except for the final installment of principal payable with respect to such Bond (or the Redemption Price for any Bond called for redemption, if such redemption will result in payment of the then entire unpaid principal amount of such Bond), which shall be payable as provided in subsection (b) below of this Section 2.08. A fee may be charged by the Indenture Trustee to a Bondholder of Definitive Bonds for any payment made by wire transfer. Any installment of interest or principal not punctually paid or duly provided for shall be payable as soon as funds are available to the Indenture Trustee for payment thereof, or if Section 5.07 applies, pursuant to Section 5.07.

               (b) All reductions in the principal amount of a Bond (or one or more Predecessor Bonds) effected by payments of installments of principal made on any Payment Date shall be binding upon all Holders of such Bond and of any Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Bond. The final installment of principal of each Bond (including the Redemption Price of any Bond called for optional redemption, if such optional redemption will result in payment of the entire unpaid principal amount of such Bond) shall be payable only upon presentation and surrender thereof on or after the Payment Date therefor at the Indenture Trustee's presenting office in the Borough of Manhattan, the City of New York, State of New York, pursuant to Section 3.02.

        Whenever the Indenture Trustee expects that the entire remaining unpaid principal amount of any Bond will become due and payable on the next Payment Date other than pursuant to a redemption pursuant to Section 10.02, it shall, no later than two days prior to such Payment Date, telecopy or hand deliver to each Person in whose name a Bond to be so retired is registered at the close of business on such otherwise applicable Record Date a notice to the effect that:

                      (i) the Indenture Trustee expects that funds sufficient to pay such final installment will be available in the Bond Account on such Payment Date; and

                      (ii) if such funds are available, (A) such final installment will be payable on such Payment Date, but only upon presentation and surrender of such Bond at the office or agency of the Bond Registrar maintained for such purpose pursuant to
               Section 3.02 (the address of which shall be set forth in such notice) and (B) no interest shall accrue on such Bond after such Payment Date.

               A copy of such form of notice shall be sent to the Bond Insurer by the Indenture Trustee.

               Notices in connection with redemptions of Bonds shall be mailed to Bondholders in accordance with Section 10.02.

               (c) Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to unpaid principal and interest that were carried by such other Bond. Any checks mailed pursuant to subsection (a) of this Section 2.08 and returned undelivered shall be held in accordance with Section 3.03.

               (d) Each Payment Date Statement, prepared by the Paying Agent based on the Servicer Remittance Report delivered to the Paying Agent pursuant to the Servicing Agreement shall be delivered by the Paying Agent to the Bond Insurer, the Rating Agencies, the Owner Trustee and each Bondholder as the statement required pursuant to Section 8.08. The Paying Agent shall have no responsibility to recalculate, verify or recompute information contained in any such Servicer Remittance Report.

               Within 90 days after the end of each calendar year, the Paying Agent will be required to furnish to each person who at any time during the calendar year was a Bondholder a statement containing the information set forth in subclauses (i) and (ii) in such report, aggregated for such calendar year or the applicable portion thereof during which such person was a Bondholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force.

        Section 2.09  Persons Deemed Owners.

        Prior to due presentment for registration of transfer of any Bond, the Issuer, the Indenture Trustee, any Agent and any other agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Bond is registered as the owner of such Bond (a) on the applicable Record Date for the purpose of receiving payments of the principal of and interest on such Bond and (b) on any other date for all other purposes whatsoever, and neither the Issuer, the Indenture Trustee, any Agent nor any other agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

        Section 2.10  Cancellation.

        All Bonds surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Bond Registrar, be delivered to the Bond Registrar and shall be promptly canceled by it. The Issuer may at any time deliver to the Bond Registrar for cancellation any Bond previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Bond Registrar. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds held by the Bond Registrar shall be held by the Bond Registrar in accordance with its standard retention policy, unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it.

        Section 2.11  Authentication and Delivery of Bonds.

        The Bonds may be executed by an Authorized Officer of the Owner Trustee and delivered to the Authenticating Agent for authentication, and thereupon the same shall be authenticated and delivered by the Authenticating Agent, upon Issuer Request and upon receipt by the Authenticating Agent of the following:

               (a) an Issuer Order authorizing the execution, authentication and delivery of the Bonds and specifying the Final Maturity Date, the principal amount and the Bond Interest Rate (or the manner in which such Bond Interest Rate is to be determined) of such Bonds to be authenticated and delivered;

               (b) an Issuer Order authorizing the execution and delivery of this Indenture; and

               (c) one or more Opinions of Counsel addressed to the Authenticating Agent, complying with the requirements of Section 11.01, reasonably satisfactory in form and substance to the Authenticating Agent and the Bond Insurer.

               In rendering the opinions set forth above, such counsel may rely upon officer's certificates of the Issuer, the Owner Trustee, the Servicer and the Indenture Trustee, without independent confirmation or verification with respect to factual matters relevant to such opinions. In rendering the opinions set forth above, such counsel need express no opinion as to (A) the existence of, or the priority of the security interest created by the Indenture against, any liens or other interests that arise by operation of law and that do not require any filing or similar action in order to take priority over a perfected security interest or (B) the priority of the security interest created by this Indenture with respect to any claim or lien in favor of the United States or any agency or instrumentality thereof (including federal tax liens and liens arising under Title IV of the Employee Retirement Income Security Act of 1974).

               The acceptability to the Bond Insurer of the Opinion of Counsel delivered to the Indenture Trustee at the Closing Date shall be conclusively evidenced by the delivery on the Closing Date of the Financial Guaranty Insurance Policy.

               (d) an Officers' Certificate complying with the requirements of Section 11.01 and stating that:

                       (i) the Issuer is not in Default under this Indenture and the issuance of the Bonds will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Issuer's Certificate of Trust or any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject, and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Bonds have been complied with;

                       (ii) the Issuer is the owner of each Initial Mortgage Loan, free and clear of any lien, security interest or charge, has not assigned any interest or participation in any such Initial Mortgage Loan (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant each such Initial Mortgage Loan to the Indenture Trustee;

                       (iii) the information set forth in the Mortgage Loan Schedule attached as Schedule I to this Indenture is correct;

                       (iv) the Issuer has Granted to the Indenture Trustee all of its right, title and interest in each Initial Mortgage Loan;

                       (v) as of the Closing Date, no lien in favor of the United States described in Section 6321 of the Code, or lien in favor of the Pension Benefit Guaranty Corporation described in
               Section 4068(a) of the Employee Retirement Income Security Act of 1974, as amended, has been filed as described in subsections 6323(f) and 6323(g) of the Code upon any property belonging to the Issuer; and

                       (vi) attached thereto is a true and correct copy of letters signed by each Rating Agency confirming that the Bonds have been rated in the highest rating category of such Rating Agency.

               (e)    An executed counterpart of the Servicing Agreement.

               (f) An executed counterpart of the Initial Mortgage Loan Conveyance Agreement.

               (g) An executed counterpart of the Mortgage Loan Contribution Agreement.

               (h) An executed counterpart of the Additional Mortgage Loan Conveyance Agreement.

        Section 2.12  Book-Entry Bonds.

        The Bonds will be issued initially as one or more certificates in the name of the Cede & Co., as nominee for the Clearing Agency maintaining book-entry records with respect to ownership and transfer of such Bonds, and registration of the Bonds may not be transferred by the Bond Registrar except upon Book-Entry Termination. In such case, the Bond Registrar shall deal with the Clearing Agency as representatives of the Bond Owners of such Bonds for purposes of exercising the rights of Bondholders hereunder. Each payment of principal of and interest on a Book-Entry Bond shall be paid to the Clearing Agency, which shall credit the amount of such payments to the accounts of its Clearing Agency Participants in accordance with its normal procedures. Each Clearing Agency Participant shall be responsible for disbursing such payments to the Bond Owners of the Book-Entry Bonds that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Bond Owners of the Book-Entry Bonds that it represents. All such credits and disbursements are to be made by the Clearing Agency and the Clearing Agency Participants in accordance with the provisions of the Bonds. None of the Indenture Trustee, the Bond Registrar, if any, the Issuer, or any Agents shall have any responsibility therefor except as otherwise provided by applicable law. Requests and directions from, and votes of, such representatives shall not be deemed to be inconsistent if they are made with respect to different Bond Owners.

        Section 2.13  Termination of Book-Entry System.

               (a) The book-entry system through the Clearing Agency with respect to the Book-Entry Bonds may be terminated upon the happening of any of the following:

                      (i) The Clearing Agency or the Issuer advises the Indenture Trustee that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Letter Agreement and the Issuer is unable to locate a qualified successor clearing agency satisfactory to the Issuer;

                      (ii) The Issuer, in its sole discretion, elects to terminate the book-entry system by notice to the Clearing Agency and the Indenture Trustee; or

                      (iii) After the occurrence of an Event of Default (at which time the Indenture Trustee shall use all reasonable efforts to promptly notify each Bond Owner through the Clearing Agency of such Event of Default) when such notice shall be given pursuant to Section 6.02, the Bond Owners of a majority in Bond Balance of the Book-Entry Bonds advise the Indenture Trustee in writing, through the related Clearing Agency Participants and the Clearing Agency, that the continuation of a book-entry system through the Clearing Agency to the exclusion of any Definitive Bonds being issued to any person other than the Clearing Agency or its nominee is no longer in the best interests of the Bond Owners.

               (b)    Upon the occurrence of any event described in subsection
        (a) above, the Indenture Trustee shall use all reasonable efforts to notify all Bond Owners, through the Clearing Agency, of the occurrence of such event and of the availability of Definitive Bonds to Bond Owners requesting the same, in an aggregate Current Bond Balance representing the interest of each, making such adjustments and allowances as it may find necessary or appropriate as to accrued interest and previous calls for redemption. Definitive Bonds shall be issued only upon surrender to the Indenture Trustee of the global Bond by the Clearing Agency, accompanied by registration instructions for the Definitive Bonds. Neither the Issuer nor the Indenture Trustee shall be liable for any


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



        delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon issuance of the Definitive Bonds, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall cease to be applicable and the provisions relating to Definitive Bonds shall be applicable.

                                         ARTICLE III.
                                           COVENANTS

        Section 3.01  Payment of Bonds.

        The Issuer will pay or cause to be duly and punctually paid the principal of, and interest on, the Bonds in accordance with the terms of the Bonds and this Indenture. The Bonds shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Trust Estate as provided in this Indenture and the Issuer shall not otherwise be liable for payments on the Bonds. No person shall be personally liable for any amounts payable under the Bonds. If any other provision of this Indenture conflicts or is deemed to conflict with the provisions of this Section 3.01, the provisions of this Section 3.01 shall control.

        Section 3.02  Maintenance of Office or Agency.

        The Issuer will cause the Bond Registrar to maintain its corporate trust office at a location where Bonds may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Bonds and this Indenture may be served.

        The Issuer may also from time to time at its own expense designate one or more other offices or agencies (in or outside the City of New York) where the Bonds may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that (i) no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, the State of New York, for the purposes set forth in the preceding paragraph, (ii) presentations or surrenders of Bonds for payment may be made only in the City of New York, the State of New York and (iii) any designation of an office or agency for payment of Bonds shall be subject to Section 3.03. The Issuer will give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        Section 3.03  Money for Bond Payments to Be Held in Trust.

        All payments of amounts due and payable with respect to any Bonds that are to be made from amounts withdrawn from the Bond Account pursuant to Section 8.02(c) or Section 5.07 shall be made on behalf of the Issuer by the Paying Agent, and no amounts so withdrawn from the Bond Account for payments of Bonds shall be paid over to the Issuer under any circumstances except as provided in this Section 3.03 or in Section 5.07 or
Section 8.02.

        If the Issuer shall have a Paying Agent that is not also the Bond Registrar, it shall furnish, or cause the Bond Registrar to furnish, no later than the fifth calendar day after each Record Date, a list, in such form as such Paying Agent may reasonably require, of the names and addresses of the Holders of Bonds and of the number of Individual Bonds held by each such Holder.

        Whenever the Issuer shall have a Paying Agent other than the Indenture Trustee, it will, on or before the Business Day next preceding each Payment Date direct the Indenture Trustee to deposit with such Paying Agent an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Bond Account), such sum to be held in trust for the benefit of the Persons entitled thereto. Any moneys deposited with a Paying Agent in excess of an amount sufficient to pay the amounts then becoming due on the Bonds with respect to which such deposit was made shall, upon Issuer Order, be paid over by such Paying Agent to the Indenture Trustee for application in accordance with Article VIII.

        Any Paying Agent other than the Indenture Trustee shall be appointed by Issuer Order and at the expense of the Issuer. The Issuer shall not appoint any Paying Agent (other than the Indenture Trustee) that is not, at the time of such appointment, a depository institution or trust company whose obligations would be Permitted Investments pursuant to clause (c) of the definition of the term Permitted Investments. The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

               (1) allocate all sums received for payment to the Holders of Bonds on each Payment Date among such Holders in the proportion specified in the applicable Payment Date Statement, in each case to the extent permitted by applicable law;

               (2) hold all sums held by it for the payment of amounts due with respect to the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

               (3) if such Paying Agent is not the Indenture Trustee, immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of the Bonds if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

               (4) if such Paying Agent is not the Indenture Trustee, give the Indenture Trustee notice of any Default by the Issuer (or any other obligor upon the Bonds) in the


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



        making of any payment required to be made with respect to any Bonds for which it is acting as Paying Agent;

               (5) if such Paying Agent is not the Indenture Trustee, at any time during the continuance of any such Default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent; and

               (6) comply with all requirements of the Code, and all regulations thereunder, with respect to the withholding taxes from any payments made by it on any Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on any of the Bonds, the Issuer has provided the calculations pertaining thereto to the Indenture Trustee and the Paying Agent.

        The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or any other purpose, by Issuer Order direct any Paying Agent, if other than the Indenture Trustee, to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Bond and remaining unclaimed for two and one-half years after such amount has become due and payable to the Holder of such Bond (or if earlier, three months before the date on which such amount would escheat to a governmental entity under applicable law) shall be discharged from such trust and paid to the Issuer; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease. The Indenture Trustee may adopt and employ, at the expense of the Issuer, any reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Bonds have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or any Agent, at the last address of record for each such Holder).

        Section 3.04  Existence of Issuer.

               (a) Subject to Sections 3.04(b) and (c), the Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware or under the laws of any other state or the United States of America, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is


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



        or shall be necessary to protect the validity and enforceability of this Indenture, the Bonds, the Servicing Agreement, the Mortgage Loan Contribution Agreement and the Additional Mortgage Loan Conveyance Agreement.

               (b) Subject to Section 3.09(vii), any entity into which the Issuer may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Issuer shall be a party, shall be the successor Issuer under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything in any agreement relating to such merger or consolidation, by which any such Issuer may seek to retain certain powers, rights and privileges therefore obtaining for any period of time following such merger or consolidation to the contrary notwithstanding (other than Section 3.09(vii)).

               (c) Upon any consolidation or merger of or other succession to the Issuer in accordance with this Section 3.04, the Person formed by or surviving such consolidation or merger (if other than the Issuer) may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

        Section 3.05  Protection of Trust Estate.

               (a) The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action as may be necessary or advisable to:

                      (i) Grant more effectively all or any portion of the Trust Estate;

                      (ii) maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof;

                      (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                      (iv) enforce any of the Mortgage Loans, the Servicing Agreement, the Mortgage Loan Contribution Agreement or the Additional Mortgage Loan Conveyance Agreement; or

                      (v) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, and of the Bondholders, in the Mortgage Loans and the other property held as part of the Trust Estate against the claims of all Persons and parties.

               (b) The Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to
        Section 3.06 (or from the jurisdiction in which it was held, or to which it is intended to be removed, as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 2.11(c), if no Opinion of Counsel has yet been delivered pursuant to Section 3.06) or cause or permit ownership or the pledge of any portion of the Trust Estate that consists of book-entry securities to be recorded on the books of a Person located in a different jurisdiction from the jurisdiction in which such ownership or pledge was recorded at such time unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

        Section 3.06  Opinions as to Trust Estate.

        On or before April 30th in each calendar year, beginning with the first calendar year commencing after the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel reasonably satisfactory in form and substance to the Indenture Trustee either stating that, in the opinion of such counsel, such action has been taken as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe all such action, if any, that will, in the opinion of such counsel, be required to be taken to maintain the lien and security interest of this Indenture with respect to the Trust Estate until May 1st in the following calendar year.

        Section 3.07  Performance of Obligations; Servicing Agreement.

               (a) The Issuer shall not take any action and will use its Best Efforts not to permit any action to be taken by others that would release any Person from any of such Person's covenants or obligations under any of the Mortgage Files or under any instrument included in the Trust Estate, or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents or instruments contained in the Mortgage Files, except as expressly provided as permitted in this Indenture, the Servicing Agreement or such document included in the Mortgage File or other instrument or unless such action will not adversely affect the interests of the Holders of the Bonds.

               (b) If the Issuer shall have knowledge of the occurrence of a default under the Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee, the Bond Insurer and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default.



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



               (c) Upon any termination of the Servicer's rights and powers pursuant to the Servicing Agreement, the rights and powers of the Servicer with respect to the Mortgage Loans shall vest in the Indenture Trustee, and the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer with respect to such Mortgage Loans under the Servicing Agreement, until the Indenture Trustee shall have appointed, with the consent of the Issuer, the Bond Insurer and the Rating Agencies, a new servicer to serve as successor to the Servicer under the Servicing Agreement. Upon appointment of a successor Servicer, the Indenture Trustee, the Issuer and such Servicer shall enter into a Servicing Agreement in a form substantially similar to the Servicing Agreement. In connection with any such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree, but in no event shall such compensation of the successor Servicer (including the Indenture Trustee) be in excess of that payable to the original Servicer under the Servicing Agreement without the consent of the Rating Agencies and the Bond Insurer.

               (d) Upon any termination of the Servicer's rights and powers pursuant to the Servicing Agreement, the Indenture Trustee shall promptly notify the Rating Agencies. As soon as any successor Servicer is appointed, the Indenture Trustee shall notify the Rating Agencies, specifying in such notice the name and address of such successor Servicer.

        Section 3.08  Investment Company Act.

        The Issuer shall at all times conduct its operations so as not to be subject to, or shall comply with, the requirements of the Investment Company Act of 1940, as amended (or any successor statute), and the rules and regulations thereunder.

        Section 3.09  Negative Covenants.

        The Issuer shall not:

               (i) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture or the Servicing Agreement;

               (ii) claim any credit on, or make any deduction from, the principal of, or interest on, any of the Bonds by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

               (iii) engage in any business or activity other than as permitted by the Trust Agreement or other than in connection with, or relating to, the issuance of the Bonds pursuant to this Indenture or amend the Trust Agreement, as in effect on the Closing Date, other than in accordance with Section 11.01;

               (iv) incur, issue, assume or otherwise become liable for any indebtedness other than the Bonds;

               (v) incur, assume, guaranty or agree to indemnify any Person with respect to any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Bonds pursuant to this Indenture;

               (vi)      dissolve or liquidate in whole or in part;

               (vii) (1) permit the validity or effectiveness of this Indenture or any Grant to be impaired, or permit the lien of this Indenture to be impaired, amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (2) permit any lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture or any Permitted Encumbrance) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof, or (3) permit the lien of this Indenture not to constitute a valid perfected first priority security interest in the Trust Estate; or

               (viii) take any other action or fail to take any action that may cause the Issuer to be taxable as (a) an association pursuant to
        Section 7701 of the Code or (b) as a taxable mortgage pool pursuant to
        Section 7701(i) of the Code.

        Section 3.10  Annual Statement as to Compliance.

        On or before September 30, 1998, and each September 30th thereafter, the Issuer shall deliver to the Indenture Trustee a written statement, signed by an Authorized Officer of the Owner Trustee, stating that:

               (1) a review of the fulfillment by the Issuer during such year of its obligations under this Indenture has been made under such Authorized Officer's supervision; and

               (2) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such covenant or condition, specifying each such Default known to such Authorized Officer and the nature and status thereof.

        Section 3.11  [Reserved].



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



        Section 3.12 Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or
(iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, distributions to the Servicer, the Indenture Trustee, the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under, the Servicing Agreement or the Trust Agreement and the Issuer will not, directly or indirectly, make or cause to be made payments to or distributions from the Bond Account except in accordance with this Indenture.

        Section 3.13 Treatment of Bond as Debt for Tax Purposes. The Issuer shall treat the Bonds as indebtedness for all federal and state tax purposes.

        Section 3.14 Notice of Events of Default. The Issuer shall give the Indenture Trustee, the Bond Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder, each default on the part of the Servicer of its obligations under the Servicing Agreement and each default on the part of the Mortgage Loan Seller of its obligations under the Initial Mortgage Loan Conveyance Agreement or the Additional Mortgage Loan Conveyance Agreement.

        Section 3.15 Further Instruments and Acts. Upon request of the Indenture Trustee or the Bond Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE IV.
                           SATISFACTION AND DISCHARGE

        Section 4.01  Satisfaction and Discharge of Indenture.

        Whenever the following conditions shall have been satisfied:

               (1)    either

                      (A) all Bonds theretofore authenticated and delivered (other than (i) Bonds that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.07, and (ii) Bonds for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, as provided in Section 3.03) have been delivered to the Bond Registrar for cancellation; or



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



                      (B) all Bonds not theretofore delivered to the Bond Registrar for cancellation

                             (i)    have become due and payable, or

                             (ii) will become due and payable at the Final Maturity Date within one year, or

                             (iii) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (B)(i), (B)(ii) or
               (B)(iii) above, has irrevocably deposited or caused to be deposited with the Indenture Trustee, in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Indenture Trustee for cancellation, for principal and interest to the Final Maturity Date or to the applicable Redemption Date, as the case may be, and in the case of Bonds that were not paid at the Final Maturity Date of their entire unpaid principal amount, for all overdue principal and all interest payable on such Bonds to the next succeeding Payment Date therefor;

               (2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer (including, without limitation, any amounts due the Bond Insurer hereunder); and

               (3) the Issuer has delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel satisfactory in form and substance to the Indenture Trustee each stating that all conditions precedent herein providing for the satisfaction and discharge of this Indenture have been complied with;

then, upon Issuer Request, this Indenture and the lien, rights and interests created hereby and thereby shall cease to be of further effect, and the Indenture Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the Issuer, execute and deliver all such instruments as may be necessary to acknowledge the satisfaction and discharge of this Indenture and shall pay, or assign or transfer and deliver, to the Issuer or upon Issuer Order all cash, securities and other property held by it as part of the Trust Estate remaining after satisfaction of the conditions set forth in clauses (1) and (2) above.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Indenture Trustee to the Issuer and the Holders of Bonds under Section 3.03, the obligations of the Indenture Trustee to the Holders of Bonds under Section 4.02 and the provisions of Section


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



2.07 with respect to lost, stolen, destroyed or mutilated Bonds, registration of transfers of Bonds and rights to receive payments of principal of and interest on the Bonds shall survive.

        Section 4.02  Application of Trust Money.

        All money deposited with the Indenture Trustee pursuant to Sections 3.03 and 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee.

                                   ARTICLE V.
                              DEFAULTS AND REMEDIES

        Section 5.01  Event of Default.

        "Event of Default", wherever used herein, means, with respect to Bonds issued hereunder, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1)    if the Issuer shall

                      (A) default in the payment on any Payment Date of any Required Payment Amount on any Bond or a failure to pay the Bonds in full on or before the Payment Date in June 2029 (and in the case of any such default in the payment of Bond Interest, such default or failure shall continue for a period of two days); or

                      (B) default in the payment of the Redemption Price of the Bonds pursuant to Article X;

               (2) if the Issuer shall breach or default in the due observance of any one or more of the covenants set forth in clauses (i) through (viii) of Section 3.09;

               (3) if the Issuer shall breach, or default in the due observance or performance of, any other of its covenants in this Indenture, and such Default shall continue for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Holders of Bonds representing at least 25% of the Bond Balance of the Outstanding Bonds, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;


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



               (4) if any representation or warranty of the Issuer made in this Indenture or any certificate or other writing delivered by the Issuer pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after there shall have been given, by registered or certified mail, written notice thereof to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the Holders of Bonds representing at least 25% of the Bond Balance of the Outstanding Bonds, the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured; provided, however, that in the event that there exists a remedy with respect to any such breach that consists of a purchase obligation, repurchase obligation or right to substitute under the Basic Documents, then such purchase obligation, repurchase obligation or right to substitute shall be the sole remedy with respect to such breach and shall not constitute an Event of Default hereunder.

               (5) the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

               (6) the commencement by the Issuer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property or the making by the Issuer of an assignment for the benefit of creditors or the failure by the Issuer generally to pay its debts as such debts become due or the taking of corporate action by the Issuer in furtherance of any of the foregoing.

        The payment by the Bond Insurer of any Insured Amount in an amount sufficient to cover the related Required Payment Amount pursuant to the Financial Guaranty Insurance Policy in respect of any Payment Date shall not constitute an Event of Default with respect to the Bonds.

        Section 5.02  Acceleration of Maturity; Rescission and Annulment.

        If an Event of Default occurs and is continuing, then and in every such case, but with the consent of the Bond Insurer in the absence of a failure by the Bond Insurer to have paid any Insured Amount, the Indenture Trustee or the Holders of Bonds representing not less than 25% of the Bond Balance of the Outstanding Bonds may declare all the Bonds to be immediately due and payable by a notice in writing to the Issuer (and to the Indenture Trustee if given by Bondholders), and upon any such declaration such Bonds, in an amount equal to the Bond


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



Balance of such Bonds, together with accrued and unpaid interest thereon to the date of such acceleration, shall become immediately due and payable.

        At any time after such a declaration of acceleration of maturity of the Bonds has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article provided, the Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

               (1) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                      (A) all payments of principal of, and interest on, all Bonds and all other amounts that would then be due hereunder or upon such Bonds if the Event of Default giving rise to such acceleration had not occurred; and

                      (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

               (2) all Events of Default, other than the nonpayment of the principal of Bonds that have become due solely by such acceleration, have been cured or waived as provided in Section 5.14.

        No such rescission shall affect any subsequent Default or impair any right consequent thereon.

        Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

        Subject to the provisions of Section 3.01 and the following sentence, if an Event of Default occurs and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Bondholders and the Bond Insurer by any Proceedings the Indenture Trustee deems appropriate to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or enforce any other proper remedy. Any proceedings brought by the Indenture Trustee on behalf of the Bondholders or any Bondholder against the Issuer shall be limited to the preservation, enforcement and foreclosure of the liens, assignments, rights and security interests under the Indenture and no attachment, execution or other unit or process shall be sought, issued or levied upon any assets, properties or funds of the Issuer, other than the Trust Estate relative to the Bonds in respect of which such Event of Default has occurred. If there is a foreclosure of any such liens, assignments, rights and security interests under this Indenture, by private power of sale or otherwise, no judgment for any deficiency upon the indebtedness


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represented by the Bonds may be sought or obtained by the Indenture Trustee or any Bondholder against the Issuer. The Indenture Trustee shall be entitled to recover the costs and expenses expended by it pursuant to this Section 5.03 including reasonable compensation, expenses, disburse advances of the Indenture Trustee, its agents and counsel.

        Section 5.04  Remedies.

        If an Event of Default shall have occurred and be continuing and the Bonds have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee (subject to Section 5.17, to the extent applicable) may, for the benefit of the Bondholders and the Bond Insurer, do one or more of the following:

               (a) institute Proceedings for the collection of all amounts then payable on the Bonds, or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer moneys adjudged due, subject in all cases to the provisions of Sections
        3.01 and 5.03;

               (b) in accordance with Section 5.17, sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

               (c) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

               (d) exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Holders of the Bonds hereunder; and

               (e) refrain from selling the Trust Estate and apply all Remittable Funds pursuant to Section 5.07.

        Section 5.05  Indenture Trustee May File Proofs of Claim.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to the Issuer or any other obligor upon any of the Bonds or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of any overdue principal or interest) shall be entitled and empowered, by intervention in such Proceeding or otherwise to:



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               (i) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Bonds and file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Bondholders allowed in such Proceeding, and

               (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such Proceeding is hereby authorized by each Bondholder to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

        Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Bondholder any plan of reorganization, arrangement, adjustment or composition affecting any of the Bonds or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Bondholder in any such Proceeding.

        Section 5.06 Indenture Trustee May Enforce Claims Without Possession of Bonds.

        All rights of action and claims under this Indenture or any of the Bonds may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Bonds or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Bonds in respect of which such judgment has been recovered after payment of amounts required to be paid pursuant to Section 5.07, Clause First.

        Section 5.07  Application of Money Collected.

        If the Bonds have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Indenture Trustee with respect to such Bonds pursuant to this Article or otherwise and any other monies that may then be held or thereafter received by the Indenture Trustee as security for such Bonds shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the payment of the entire amount due on account of principal of, and interest on, such Bonds, upon presentation and surrender thereof:



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               First:  To the payment of amounts then due and unpaid to the Bond
        Insurer in respect of Bond Insurer Premiums and unreimbursed Insured Amounts (including any accrued interest thereon);

               Second: To the payment of amounts then due and unpaid upon the Outstanding Bonds for interest on the Bond Balance of such Bonds through the end of the Interest Period preceding the date on which such payment is made at the Bond Interest Rate; and

               Third: To the payment of the Bond Balance of the Bonds, up to the amount of their respective Current Bond Balances, ratably, without preference or priority of any kind; and

               Fourth: To the payment of the remainder, if any, to the Issuer or any other Person legally entitled thereto.

        Section 5.08  Limitation on Suits.

        No Holder of a Bond shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (1) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

               (2) the Holders of Bonds representing not less than 25% of the Bond Balance of the Outstanding Bonds shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

               (3) such Holder or Holders have offered to the Indenture Trustee indemnity in full against the costs, expenses and liabilities to be incurred in compliance with such request;

               (4) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding;

               (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds; and

               (6)    the consent of the Bond Insurer shall have been obtained;



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it being understood and intended that no one or more Holders of Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other
Holders of Bonds or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Bonds.

        In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Bonds, each representing less than 50% of the Bond Balances of the Outstanding Bonds, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken notwithstanding any other provision herein to the contrary.

        Section 5.09 Unconditional Rights of Bondholders to Receive Principal and Interest.

        Subject to the provisions in this Indenture (including Sections 3.01 and 5.03) limiting the right to recover amounts due on a Bond to recovery from amounts in the Trust Estate, the Holder of any Bond shall have the right, to the extent permitted by applicable law, which right is absolute and unconditional, to receive payment of each installment of interest on such Bond on the respective Payment Date for such installments of interest, to receive payment of each installment of principal of such Bond when due (or, in the case of any Bond called for redemption, on the date fixed for such redemption) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

        Section 5.10  Restoration of Rights and Remedies.

        If the Indenture Trustee or any Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Bondholder, then and in every such case the Issuer, the Indenture Trustee and the Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Bondholders shall continue as though no such Proceeding had been instituted.

        Section 5.11  Rights and Remedies Cumulative.

        No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.



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        Section 5.12  Delay or Omission Not Waiver.

        No delay or omission of the Indenture Trustee, the Bond Insurer or of any Holder of any Bond to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee, the Bond Insurer or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Bond Insurer or by the Bondholders, as the case may be.

        Section 5.13  Control by Bondholders.

        The Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds on the applicable Record Date shall, with the consent of the Bond Insurer, have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee; provided that:

               (1) such direction shall not be in conflict with any rule of law or with this Indenture;

               (2) any direction to the Indenture Trustee to undertake a Sale of the Trust Estate shall be by the Holders of Bonds representing the percentage of the Bond Balance of the Outstanding Bonds specified in
        Section 5.17(b) (1), unless Section 5.17(b) (2) is applicable; and

               (3) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or be unjustly prejudicial to the Bondholders not consenting.

        Section 5.14  Waiver of Past Defaults.

        The Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds on the applicable Record Date may on behalf of the Holders of all the Bonds, and with the consent of the Bond Insurer, waive any past Default hereunder and its consequences, except a Default:

               (1) in the payment of principal or any installment of interest on, any Bond; or

               (2)    in respect of a covenant or provision hereof that under
        Section 9.02 cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected.



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



        Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

        Section 5.15  Undertaking for Costs.

        All parties to this Indenture agree, and each Holder of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate Bonds representing more than 10% of the Bond Balance of the Outstanding Bonds, or to any suit instituted by any Bondholder for the enforcement of the payment of any Required Payment Amount on any Bond on or after the related Payment Date or for the enforcement of the payment of principal of any Bond on or after the Final Maturity Date (or, in the case of any Bond called for redemption, on or after the applicable Redemption
Date).

        Section 5.16  Waiver of Stay or Extension Laws.

        The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension of law wherever enacted, now or at any time hereafter in force, that may affect the covenants in, or the performance of, this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

        Section 5.17  Sale of Trust Estate.

               (a) The power to effect any sale (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Bonds and under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale.



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               (b)    To the extent permitted by law, the Indenture Trustee
        shall not in any private Sale sell or otherwise dispose of the Trust Estate, or any portion thereof, unless:

                      (1) the Holders of Bonds representing not less than 50% of the Bond Balance of the Bonds then Outstanding consent to or direct the Indenture Trustee to make such Sale; or

                      (2) the proceeds of such Sale would be not less than the entire amount that would be payable to the Holders of the Bonds, in full payment thereof in accordance with Section 5.07, on the Payment Date next succeeding the date of such Sale.

               The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or disposition thereof for purposes of this Section 5.17(b). In the absence of a Bond Insurer Default, no sale hereunder shall be effective without the consent of the Bond Insurer.

               (c) Unless the Holders of all Outstanding Bonds have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.17 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee, acting in its capacity as Indenture Trustee on behalf of the Bondholders, shall prevent such sale and bid an amount (which shall include the Indenture Trustee's right, in its capacity as Indenture Trustee, to credit bid) at least $1.00 more than the highest other bid in order to preserve the Trust Estate on behalf of the Bondholders.

               (d) In connection with a Sale of all or any portion of the Trust Estate:

                      (1) any Holder or Holders of Bonds may bid for and purchase the property offered for Sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Bonds or claims for interest thereon in lieu of cash up to the amount that shall, upon distribution of the net proceeds of such Sale, be payable thereon, and such Bonds, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

                      (2) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any public Sale thereof, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount that would be payable to the Holders of


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               the Bonds as a result of such Sale in accordance with Section
               5.07 on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Bonds in order to complete any such Sale or in order for the net Sale price to be credited against such Bonds, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

                      (3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

                      (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

                      (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

               (e) Notwithstanding anything in this Indenture to the contrary, if an Event of Default specified in Section 5.01(l) is the Event of Default, or one of the Events of Default, on the basis of which the Bonds have been declared due and payable with the consent of the Bond Insurer, then the Indenture Trustee may, in its sole discretion, sell the Trust Estate without compliance with this Section 5.17.

        Section 5.18  Action on Bonds.

        The Indenture Trustee's right to seek and recover judgment under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Holders of Bonds shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate.

        Section 5.19 No Recourse to Other Trust Estates or Other Assets of the Issuer.

        The Trust Estate Granted to the Indenture Trustee as security for the Bonds serves as security only for the Bonds. Holders of the Bonds shall have no recourse against the trust estate granted as security for any other series of bonds issued by the Issuer, and no judgment against the Issuer for any amount due with respect to the Bonds may be enforced against either the trust


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estate securing any other series or any other assets of the Issuer, nor may any prejudgment lien or other attachment be sought against any such other trust estate or any other assets of the Issuer.

        Section 5.20  Application of the Trust Indenture Act.

        Pursuant to Section 316(a) of the TIA, all provisions automatically provided for in Section 316(a) are hereby expressly excluded.

                                   ARTICLE VI.
                              THE INDENTURE TRUSTEE

        Section 6.01  Duties of Indenture Trustee.

               (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b)    Except during the continuance of an Event of Default:

                      (1) The Indenture Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                      (2) In the absence of bad faith on its part, the Indenture Trustee may request and conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture. The Indenture Trustee shall, however, examine such certificates and opinions to determine whether they conform on their face to the requirements of this Indenture.

               (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                      (1) This paragraph does not limit the effect of subsection (b) of this Section 6.01;

                      (2) The Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and



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                      (3)     The Indenture Trustee shall not be liable with
        respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.13 or
        5.17 or exercising any trust or power conferred upon the Indenture Trustee under this Indenture.

               (d) Except with respect to duties of the Indenture Trustee prescribed by the TIA, as to which this Section 6.01(d) shall not apply, for all purposes under this Indenture, the Indenture Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.01(2), 5.01(5) or 5.01(6) or any Default described in
        Section 5.01(3) or 5.01(4) or of any event described in Section 3.05 unless a Responsible Officer assigned to and working in the Indenture Trustee's corporate trust department has actual knowledge thereof or unless written notice of any event that is in fact such an Event of Default or Default is received by the Indenture Trustee at the Corporate Trust Office, and such notice references the Bonds generally, the Issuer, the Trust Estate or this Indenture.

               (e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. In determining that such repayment or indemnity is not reasonably assured to it, the Indenture Trustee must consider not only the likelihood of repayment or indemnity by or on behalf of the Issuer but also the likelihood of repayment or indemnity from amounts payable to it from the Trust Estate pursuant to Section 8.02(d).

               (f) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to the provisions of this Section.

               (g) Notwithstanding any extinguishment of all right, title and interest of the Issuer in and to the Trust Estate following an Event of Default and a consequent declaration of acceleration of the Maturity of the Bonds, whether such extinguishment occurs through a Sale of the Trust Estate to another Person, the acquisition of the Trust Estate by the Indenture Trustee or otherwise, the rights, powers and duties of the Indenture Trustee with respect to the Trust Estate (or the proceeds thereof) and the Bondholders and the rights of Bondholders shall continue to be governed by the terms of this Indenture.

               (h) The Indenture Trustee or the Custodian appointed pursuant to Section 8.16 shall at all times retain possession of the Mortgage Files in the State of California, except for those Mortgage Files or portions thereof, released to the Servicer pursuant to this Indenture or the Servicing Agreement.



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        Section 6.02  Notice of Default.

        Within 90 days after the occurrence of any Default known to the Indenture Trustee, the Indenture Trustee shall transmit by mail to all Holders of Bonds notice of each such Default, unless such Default shall have been cured or waived; provided, however, that except in the case of a Default of the type described in Section 5.01(l), the Indenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Indenture Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Bonds; and provided, further, that in the case of any Default of the character specified in Section 5.01(3) or 5.01(4) no such notice to Holders of the Bonds shall be given until at least 30 days after the occurrence thereof. Concurrently with the mailing of any such notice to the Holders of the Bonds, the Indenture Trustee shall transmit by mail a copy of such notice to the Rating Agencies.

        Section 6.03  Rights of Indenture Trustee.

               (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in any such document.

               (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel reasonably satisfactory in form and substance to the Indenture Trustee. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer's Certificate or Opinion of Counsel.

               (c) The Indenture Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

        Section 6.04  Not Responsible for Recitals or Issuance of Bonds.

        The recitals contained herein and in the Bonds, except the certificates of authentication on the Bonds, shall be taken as the statements of the Issuer, and the Indenture Trustee and the Authenticating Agent assumes no responsibility for their correctness. The Indenture Trustee makes no representations with respect to the Trust Estate or as to the validity or sufficiency of this Indenture or of the Bonds. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the Bonds or the proceeds thereof or any money paid to the Issuer or upon Issuer Order pursuant to the provisions hereof.



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        Section 6.05  May Hold Bonds.

        The Indenture Trustee, any Agent, or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Sections 6.08 and 6.13, may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Indenture Trustee, Agent or such other agent.

        Section 6.06  Money Held in Trust.

        Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer and except to the extent of income or other gain on investments that are obligations of the Indenture Trustee, in its commercial capacity, and income or other gain actually received by the Indenture Trustee on investments, which are obligations of others.

        Section 6.07  [Reserved].

        Section 6.08  Eligibility; Disqualification.

        Irrespective of whether this Indenture is qualified under the TIA, this Indenture shall always have a Indenture Trustee who satisfies the requirements of TIA Sections 310(a)(1) and 310(a)(5). The Indenture Trustee shall always have a combined capital and surplus as stated in Section 6.09. The Indenture Trustee shall be subject to TIA Section 310(b).

        Section 6.09  Indenture Trustee's Capital and Surplus.

        The Indenture Trustee shall at all times have a combined capital and surplus of at least $100,000,000 or shall be a member of a bank holding company system, the aggregate combined capital and surplus of which is at least $100,000,000 and shall at all times be rated "BBB" or better by Standard & Poor's and "Baa2" by Moody's; provided, however, that the Indenture Trustee's separate capital and surplus shall at all times be at least the amount required by TIA Section 310(a)(2). If the Indenture Trustee publishes annual reports of condition of the type described in TIA Section 310(a)(1), its combined capital and surplus for purposes of this Section 6.09 shall be as set forth in the latest such report. If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09 and TIA Section 310(a)(2), it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        Section 6.10  Resignation and Removal; Appointment of Successor.

               (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 6.11.


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               (b)    The Indenture Trustee may resign at any time by giving
        written notice thereof to the Issuer, the Bond Insurer and each Rating Agency. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

               (c) The Indenture Trustee may be removed at any time with the consent of the Bond Insurer by Act of the Holders representing more than 50% of the Bond Balance of the Outstanding Bonds, delivered to the Indenture Trustee and to the Issuer.

               (d)    If at any time:

                      (1) the Indenture Trustee shall have a conflicting interest prohibited by Section 6.08 and shall fail to resign or eliminate such conflicting interest in accordance with Section
               6.08 after written request therefor by the Issuer or by any Bondholder; or

                      (2) the Indenture Trustee shall cease to be eligible under Section 6.09 or shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

        then, in any such case, (i) the Issuer by an Issuer Order or the Bond Insurer may remove the Indenture Trustee, and the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a successor Indenture Trustee acceptable to the Bond Insurer and to vest in such successor Indenture Trustee any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Indenture; provided, however, if the Issuer and the Bond Insurer do not join in such appointment within fifteen (15) days after the receipt by it of a request to do so, or in case an event of default has occurred and is continuing, the Indenture Trustee may petition a court of competent jurisdiction to make such appointment, or (ii) subject to
        Section 5.15, and, in the case of a conflicting interest as described in clause (1) above, unless the Indenture Trustee's duty to resign has been stayed as provided in TIA Section 310(b), the Bond Insurer or any Bondholder who has been a bona fide Holder of a Bond for at least six months may, on behalf of himself and all others similarly situated, with the consent of the Bond Insurer, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

               (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause, the


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        Issuer, by an Issuer Order shall promptly appoint a successor Indenture
        Trustee acceptable to the Bond Insurer. If within one year after such resignation, removal or incapability or the occurrence of such vacancy a successor Indenture Trustee shall be appointed by the Bond Insurer or, with the consent of the Bond Insurer, by Act of the Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds delivered to the Issuer and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee and supersede the successor Indenture Trustee appointed by the Issuer. If no successor Indenture Trustee shall have been so appointed by the Issuer, the Bond Insurer or Bondholders and shall have accepted appointment in the manner hereinafter provided, any Bondholder who has been a bona fide Holder of a Bond for at least six months may, on behalf of himself and all others similarly situated, with the consent of the Bond Insurer, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

               (f) The Issuer shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee to the Holders of Bonds. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

        Section 6.11  Acceptance of Appointment by Successor.

        Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee. Notwithstanding the foregoing, on request of the Issuer or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder. Upon request of any such successor Indenture Trustee, the Issuer shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

        No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.



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        Section 6.12  Merger, Conversion, Consolidation or Succession to
                      Business of Indenture Trustee.

        Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Bonds have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Indenture Trustee had authenticated such Bonds.

        Section 6.13  Preferential Collection of Claims Against Issuer.

        The Indenture Trustee (and any co-trustee or separate trustee) shall be subject to TIA Section 311(a), excluding any creditor relationship listed in TIA
Section 311(b), and an Indenture Trustee (and any co-trustee or separate trustee) who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

        Section 6.14  Co-Indenture Trustees and Separate Indenture Trustees.

        At any time or times, for the purpose of meeting the legal requirements of the TIA or of any jurisdiction in which any of the Trust Estate may at the time be located, the Issuer and the Indenture Trustee shall have power to appoint, and, upon the written request of the Indenture Trustee, of the Bond Insurer or of the Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds with respect to which a co-trustee or separate trustee is being appointed, the Issuer shall for such purpose jointly with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Indenture Trustee either to act as co-trustee, jointly with the Indenture Trustee, of all or any part of the Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default has occurred and is continuing, the Indenture Trustee alone shall have power to make such appointment. All fees and expenses of any co-trustee or separate trustee shall be payable by the Issuer.

        Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such


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property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

        Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

               (1) The Bonds shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Indenture Trustee hereunder, shall be exercised, solely by the Indenture Trustee.

               (2) The rights, powers, duties and obligations hereby conferred or imposed upon the Indenture Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Indenture Trustee or by the Indenture Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

               (3) The Indenture Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Indenture Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer upon the written request of the Indenture Trustee, the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

               (4) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Indenture Trustee, or any other such trustee hereunder.

               (5) Any Act of Bondholders delivered to the Indenture Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

        Section 6.15  Authenticating Agents.

        The Issuer shall appoint an Authenticating Agent with power to act on its behalf and subject to its direction in the authentication and delivery of the Bonds designated for such


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authentication by the Issuer and containing provisions therein for such authentication (or with respect to which the Issuer has made other arrangements, satisfactory to the Indenture Trustee and such Authenticating Agent, for notation on the Bonds of the authority of an Authenticating Agent appointed after the initial authentication and delivery of such Bonds) in connection with transfers and exchanges under Section 2.06, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by that Section to authenticate and deliver Bonds. For all purposes of this Indenture (other than in connection with the authentication and delivery of Bonds pursuant to Sections 2.05 and 2.11 in connection with their initial issuance and for purposes of Section 2.07), the authentication and delivery of Bonds by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of Bonds "by the Indenture Trustee." Such Authenticating Agent shall at all times be a Person that both meets the requirements of Section 6.09 for the Indenture Trustee hereunder and has an office for presentation of Bonds in the Borough of Manhattan, City and State of New York. The Indenture Trustee shall initially be the Authenticating Agent and shall be the Bond Registrar as provided in Section 2.06. The office from which the Indenture Trustee shall perform its duties as Bond Registrar and Authenticating Agent shall be the Corporate Trust Office. Any Authenticating Agent appointed pursuant to the terms of this Section 6.15 or pursuant to the terms of any supplemental indenture shall deliver to the Indenture Trustee as a condition precedent to the effectiveness of such appointment an instrument accepting the trusts, duties and responsibilities of Authenticating Agent and of Bond Registrar or co-Bond Registrar and indemnifying the Indenture Trustee for and holding the Indenture Trustee harmless against, any loss, liability or expense (including reasonable attorneys' fees) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance, administration of the trust or exercise of authority by such Authenticating Agent, Bond Registrar or co-Bond Registrar.

        Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

        Any Authenticating Agent may at any time resign by giving written notice of resignation to the Issuer. The Issuer may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Issuer shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Indenture Trustee and shall mail notice of such appointment to all Holders of Bonds.

        The Indenture Trustee agrees, subject to Section 6.01(e), to pay to any Authenticating Agent from time to time reasonable compensation for its services and the Indenture Trustee shall


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be entitled to be reimbursed for such payments pursuant to Section 6.05 of the
Servicing Agreement. The provisions of Sections 2.09, 6.04 and 6.05 shall be applicable to any Authenticating Agent.

        Section 6.16  Review of Mortgage Files.

        The Indenture Trustee agrees, for the benefit of the Holders of the Bonds, to review, within 45 days after the Closing Date, the Mortgage Files delivered to it in connection with the Grant of the Initial Mortgage Loans as security for the Bonds and after completion of such review to provide a Final Certification in the form attached hereto as Exhibit F. The Indenture Trustee further agrees, for the benefit of the Holders of the Bonds, to review, within 45 days after the end of the Funding Period, the Mortgage Files delivered to it in connection with the Grant of Additional Mortgage Loans as security for the Bonds and after completion of such review to provide a Final Certification in the form attached hereto as Exhibit F. The Indenture Trustee's review shall be limited to a determination that all documents referred to in the definition of the term Mortgage Files have been delivered with respect to each such Mortgage Loan, that all such documents have been executed, and that all such documents relate to the Mortgage Loans. In performing such review the Indenture Trustee may rely upon the purported genuineness and due execution of any such document and on the purported genuineness of any signature thereon. If the Indenture Trustee discovers any defect or omission in the Mortgage Files or that any document required to be delivered to it has not been delivered or that any document so delivered does not relate to any of the Mortgage Loans, it shall promptly notify the Issuer, the Servicer and the Mortgage Loan Seller and the Issuer shall give notice to the Mortgage Loan Seller to take such action in respect of such defect or omission as is specified in Section 3 of the Initial Mortgage Loan Conveyance Agreement. Notwithstanding the foregoing, the sole remedy hereunder for a breach by the Issuer of such obligation shall be enforcement by any party in interest as against the Mortgage Loan Seller as aforesaid.

                                  ARTICLE VII.
                         BONDHOLDERS' LISTS AND REPORTS

        Section 7.01 Issuer to Furnish Indenture Trustee Names and Addresses of Bondholders.

               (a) The Issuer shall furnish or cause to be furnished to the Indenture Trustee (i) semi-annually, not less than 45 days nor more than 60 days after the Payment Date occurring closest to six months after the Closing Date and each Payment Date occurring at six-month intervals thereafter, all information in the possession or control of the Issuer, in such form as the Indenture Trustee may reasonably require, as to names and addresses of the Holders of Bonds, and (ii) at such other times, as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Bond Registrar, no such list shall be required to be furnished.


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               (b)    In addition to furnishing to the Indenture Trustee the
        Bondholder lists, if any, required under subsection (a), the Issuer shall also furnish all Bondholder lists, if any, required under Section
        3.03 at the times required by said Section 3.03.

        Section 7.02  Preservation of Information; Communications to
                      Bondholders.

               (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Bonds contained in the most recent list, if any, furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of the Holders of Bonds received by the Indenture Trustee in its capacity as Bond Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

               (b) Bondholders may communicate pursuant to TIA Section 312(b) with other Bondholders with respect to their rights under this Indenture or under the Bonds.

               (c) The Issuer, the Indenture Trustee and the Bond Registrar shall have the protection of TIA Section 312(c).

        Section 7.03  Reports by Indenture Trustee.

               (a) Within 60 days after December 31 of each year (the "reporting date"), commencing with the year after the issuance of the Bonds, (i) the Indenture Trustee shall mail to all Holders a brief report dated as of such reporting date that complies with TIA Section 313(a); (ii) the Indenture Trustee shall, to the extent not set forth in the Payment Date Statement pursuant to Section 2.08(d), also mail to Holders of Bonds with respect to which it has made advances, any reports with respect to such advances that are required by TIA Section 313(b)(2); and, the Indenture Trustee shall also mail to Holders of Bonds any reports required by TIA Section 313(b)(1). For purposes of the information required to be included in any such reports pursuant to TIA Sections 313(a)(2), 313(b)(1) (if applicable), or 313(b)(2), the principal amount of indenture securities outstanding on the date as of which such information is provided shall be the Bond Balance of the then Outstanding Bonds covered by the report.

               (b) A copy of each report required under this Section 7.03 shall, at the time of such transmission to Holders of Bonds be filed by the Indenture Trustee with the Commission and with each securities exchange upon which the Bonds are listed. The Issuer will notify the Indenture Trustee when the Bonds are listed on any securities exchange.



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        Section 7.04  Reports by Issuer.

        The Issuer (a) shall deliver to the Indenture Trustee within 15 days after the Issuer is required to file the same with the Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and (b) shall also comply with the other provisions of TIA Section 314(a).

                                  ARTICLE VIII.
           ACCOUNTS, PAYMENTS OF INTEREST AND PRINCIPAL, AND RELEASES

        Section 8.01  Collection of Moneys.

        Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall hold all such money and property received by it as part of the Trust Estate and shall apply it as provided in this Indenture.

        If the Indenture Trustee shall not have received the Remittable Funds by close of business on any related Remittance Date, the Indenture Trustee shall, unless the Issuer shall have made provisions satisfactory to the Indenture Trustee for delivery to the Indenture Trustee of an amount equal to such Remittable Funds, deliver a notice to the Issuer and the Servicer of their failure to remit such Remittable Funds and that such failure, if not remedied by 2:00 p.m. Eastern Time on the Business Day immediately preceding the related Payment Date shall constitute an Event of Default. If the Indenture Trustee shall subsequently receive any such Remittable Funds by 2:00 p.m. Eastern Time on the Business Day immediately preceding the related Payment Date, such Event of Default shall not be deemed to have occurred. Notwithstanding any other provision hereof, the Indenture Trustee shall deliver to the Issuer or its designee or assignee any Remittable Funds received with respect to a Mortgage Loan after the related Remittance Date to the extent that the Issuer previously made payment or provision for payment with respect to such Remittable Funds in accordance with this Section 8.01, and any Remittable Funds shall not be deemed part of the Trust Estate.

        Except as otherwise expressly provided in this Indenture and the Servicing Agreement, if, following delivery by the Indenture Trustee of the notice described above, the Servicer shall fail to remit the Remittable Funds on any Remittance Date, the Indenture Trustee shall deliver a second notice to the Servicer, the Issuer and the Bond Insurer by 2:00 p.m. Eastern Time on the Business Day prior to the related Payment Date indicating that an event of default occurred and is continuing under the Servicing Agreement. Thereupon, the Indenture Trustee shall make a deposit in the Bond Account of such Remittable Funds for such Payment Date (provided,


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however, that the Indenture Trustee's responsibility to make such deposit shall be limited to the Indenture Trustee's determination, in its reasonable discretion, that such deposit if made would be recoverable) and, pursuant to
Section 8.14 hereof and Section 6.02 of the Servicing Agreement, assume, upon the direction of the Bond Insurer, the duties of the Servicer. In addition, if a default occurs in any other performance required under the Servicing Agreement or any Insurance Policy, the Indenture Trustee may, and upon the request of the Bond Insurer or, with the consent of the Bond Insurer, the Holders of Bonds representing more than 50% of the Bond Balance of the Outstanding Bonds shall, take such action as may be appropriate to enforce such payment or performance including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article V.

        Section 8.02  Bond Account.

               (a) On or before the Closing Date, the Issuer shall direct the Indenture Trustee in writing to open, at the Corporate Trust Office one or more accounts that shall collectively be the "Bond Account". The Indenture Trustee shall promptly deposit in the Bond Account (i) all Remittable Funds received by it from the Servicer pursuant to the Servicing Agreement, (ii) any other funds from any deposits to be made by the Servicer pursuant to the Servicing Agreement, (iii) any amount required to be deposited in the Bond Account pursuant to Section 8.01,
        (iv) all amounts received pursuant to Section 8.07, (v) the Closing Date Deposit and (vi) all other amounts received for deposit in the Bond Account. All amounts that are deposited from time to time in the Bond Account, and all investments, if any, made with such moneys shall be held by the Indenture Trustee in the Bond Account as part of the Trust Estate as herein provided, subject to withdrawal by the Indenture Trustee for the purposes set forth in subsections (c) and (d) of this
        Section 8.02, except that the Issuer shall be entitled to all income or other gain from such investments. All funds withdrawn from the Bond Account pursuant to subsection (c) of this Section 8.02 for the purpose of making payments to the Holders of Bonds shall be applied in accordance with Section 3.03.

               (b) So long as no Default or Event of Default shall have occurred and be continuing, amounts held in the Bond Account shall be invested in Permitted Investments of the type specified in clause (f) of the definition of Permitted Investments, which Permitted Investments shall mature no later than the Business Day preceding the immediately following Payment Date.

               All income or other gains, if any, from investment of moneys deposited in the Bond Account shall be withdrawn and paid by the Indenture Trustee to the Issuer immediately upon receipt, and any loss resulting from such investment shall be reimbursed to the Bond Account by the Issuer. Subject to Section 6.01, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the Bond Account.


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               (c) Unless the Bonds have been declared due and payable pursuant to Section 5.02 and moneys collected by the Indenture Trustee are being applied in accordance with Section 5.07, amounts on deposit in the Bond Account on any Payment Date or Redemption Date shall be withdrawn from the Bond Account, in the amounts required, for application as follows:

                      on any Payment Date,

                             first, to the payment to the Bond Insurer an amount
                      equal to the Bond Insurer Premium for such Payment Date and, as subrogee to the rights of the Bondholders, the aggregate amount necessary to reimburse the Bond Insurer for any unreimbursed Insured Amounts paid by the Bond Insurer on prior Payment Dates, together with interest thereon at the Bond Interest Rate from the date such Insured Amounts were paid by the Bond Insurer to such Payment Date and the amount of any unpaid Bond Insurer Premium for any prior Payment Date together with interest thereon at the Bond Interest Rate from the date such amounts were due; provided, however, that the Bond Insurer shall be paid such amounts only after the Bondholders have received the Required Payment Amount with respect to such Payment Date;

                             second, to the Bondholders, the Bond Interest for
                      such Payment Date;

                             third, to the Bondholders, the Monthly Principal
                      for such Payment Date in reduction of the Bond Balance until such Bond Balance is reduced to zero;

                             fourth, to the Bondholders, the Excess Cash Payment
                      for such Payment Date in reduction of the Bond Balance until such Bond Balance is reduced to zero; and

                             fifth, to the repayment to the Indenture Trustee of
                      any amounts deposited by it pursuant to Section 8.01,

        each such amount being the amount thereof set forth in the applicable Payment Date Statement.

               (d) On or after each Payment Date, so long as the Indenture Trustee shall have prepared a Payment Date Statement in respect of such Payment Date and (1) shall have made, or, in accordance with Section 3.03, set aside from amounts in the Bond Account an amount sufficient to make, the payments on the Bonds then required to be made as indicated in such Payment Date Statement, (2) shall have made any reimbursement


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        required to be made to the Servicer in respect of Nonrecoverable
        Advances made by the Servicer and (3) shall have set aside any amounts that have been deposited in the Bond Account prior to such time that represent amounts that are to be used to make payments on the Bonds on the next succeeding Payment Date, the cash balance, if any, then remaining in the Bond Account, less the amount of Remittable Funds due with respect to the Mortgage Loans but not received during the prior Collection Period, shall be withdrawn from the Bond Account by the Indenture Trustee and, so long as no Default or Event of Default shall have occurred and be continuing, shall be released from the lien of this Indenture and paid by the Indenture Trustee to the Issuer, subject to satisfaction of the following conditions:

                      (i) the Issuer shall have delivered to the Indenture Trustee an Officers' Certificate stating that all conditions precedent to such release specified in this subsection (d) have been satisfied; and

                      (ii) the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel reasonably satisfactory in form and substance to the Indenture Trustee to the effect that all Officers' Certificates delivered to the Indenture Trustee in connection with such release comply as to form with the requirements of this subsection (d) and all conditions precedent to such release specified in this subsection (d) have been satisfied.

               Notwithstanding anything to the contrary contained in clauses (i) and (ii) above, in the event the Issuer delivers to the Indenture Trustee an Opinion of Counsel, citing an exemptive order or similar relief of the Commission with respect to compliance with the TIA as to this Section 8.02(d), from such date forward the Issuer shall no longer be required to comply with the requirements of clauses (i) or (ii) above, and the Indenture Trustee shall release funds from the lien of this Indenture, subject only to compliance with the terms of such exemptive order or similar relief, if any, and other provisions of this Section.

               (e) Any payments made by the Indenture Trustee to the Issuer pursuant to this Section 8.02 or pursuant to Section 8.03 or Section
        8.04 shall be remitted to the Certificate Distribution Account established and maintained pursuant to the Trust Agreement.

        Section 8.03  Prefunding Account.

               (a) On or before the Closing Date, the Issuer shall direct the Indenture Trustee in writing to open, at the Corporate Trust Office, an account that shall be the "Prefunding Account". No later than the Closing Date, the Issuer will deposit in the Prefunding Account the Prefunding Account Deposit from the proceeds of the sale of the Bonds. All amounts that are deposited in the Prefunding Account, and all investments, if any, made


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        with such monies, shall be held by the Indenture Trustee in the
        Prefunding Account as part of the Trust Estate as herein provided. Upon the conveyance of Additional Mortgage Loans to the Issuer on any Subsequent Transfer Date, the Issuer shall instruct the Indenture Trustee to withdraw from the Prefunding Account an amount equal to the Subsequent Purchase Price for the Additional Mortgage Loans and make a corresponding reduction in the amount of the Prefunding Account Deposit, excluding (other than on the last day in the Funding Period) any related Additional Subsequent Purchase Price, and to pay such amount to or upon the order of the Issuer upon satisfaction of the conditions set forth in the Additional Mortgage Loan Conveyance Agreement with respect to such transfer. The aggregate Additional Subsequent Purchase Prices shall be paid to the Issuer as provided in the Additional Mortgage Loan Conveyance Agreement.

               (b) Amounts held in the Prefunding Account shall be invested in Permitted Investments of the type specified in clause (f) of the definition of Permitted Investments. The Indenture Trustee shall not be liable for any losses on amounts invested in accordance with the provisions hereof. Any losses realized in connection with any such investment shall be for the account of the Issuer and the Issuer shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Prefunding Account immediately upon the realization of such loss. All interest and any other investment earnings on amounts held in the Prefunding Account shall be paid by the Indenture Trustee to the Issuer on the April 1997 Payment Date.

               (c) On the Payment Date in April 1997, any amounts remaining in the Prefunding Account in respect of the Prefunding Account Deposit at such time (net of reinvestment earnings payable to the Issuer) shall be deposited at such time into the Bond Account for payment as part of the Monthly Principal on the April 1997 Payment Date.

        Section 8.04  Capitalized Interest Account.

               (a) On or before the Closing Date, the Issuer shall direct the Indenture Trustee in writing to open, at the Corporate Trust Office, an account that shall be the "Capitalized Interest Account". No later than the Closing Date, the Issuer will deposit in the Capitalized Interest Account the Capitalized Interest Account Deposit. All amounts that are deposited in the Capitalized Interest Account, and all investments, if any, made with such monies, shall be held by the Indenture Trustee in the Capitalized Interest Account as part of the Trust Estate as herein provided. The Indenture Trustee shall hold the Capitalized Interest Account Deposit for the benefit of the Bondholders. The Bondholders will be entitled to the full Bond Interest for the initial Interest Period. On the April 1997 Remittance Date, an amount equal to the sum of (i) 20 days interest computed at the Bond Interest Rate for the related Payment Date on the amount of the Prefunding Account Deposit and (ii) an amount equal to the result obtained by multiplying the Bond Insurer Premium payable with respect to the Bonds for the related Payment Date by a fraction, the numerator of which is the amount of the Prefunding


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



        Account Deposit and the denominator of which is the Bond Balance for the related Payment Date, shall be withdrawn from the Capitalized Interest Account and deposited into the Bond Account in respect of Available Funds for such Payment Date. Any amounts so deposited in the Bond Account shall not be invested in Permitted Investments or otherwise.

               (b) Amounts held in the Capitalized Interest Account shall be invested in Permitted Investments of the type specified in clause (e) of the definition of Permitted Investments, which Permitted Investments shall mature no later than the Remittance Date in April 1997. The Indenture Trustee shall not be liable for any losses on amounts invested in accordance with the provisions hereof. Any losses realized in connection with any such investment shall be for the account of the Issuer and the Issuer shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Capitalized Interest Account immediately upon the realization of such loss. All interest and any other investment earnings on amounts held in the Capitalized Interest Account shall be paid by the Indenture Trustee to the Issuer on the April 1997 Payment Date.

               (c) On the Payment Date in April 1997, (i) any amounts remaining in the Capitalized Interest Account in respect of the Capitalized Interest Account Deposit following withdrawal of the amounts specified in paragraph (a) above (net of reinvestment earnings payable to the Issuer) shall be deposited at such time into the Bond Account for payment as part of Available Funds on the April 1997 Payment Date. Any amounts so deposited shall not be invested in Permitted Investments or otherwise.

        Section 8.05  Payments on the Financial Guaranty Insurance Policy.

               (a) On or before the Closing Date, the Issuer shall direct the Indenture Trustee in writing to open, at the Corporate Trust Office, an account that shall be the "Policy Payments Account". All amounts that are deposited in the Policy Payments Account shall be held by the Indenture Trustee in the Policy Payments Account as part of the Trust Estate as herein provided. The Indenture Trustee shall hold the Policy Payments Account as a separate special purpose trust account for the benefit of the Bondholders and the Bond Insurer. The Indenture Trustee shall deposit or cause to be deposited any Insured Amounts paid under the Financial Guaranty Insurance Policy in the Policy Payments Account and distribute such amounts only for the purpose of payment to the Bondholders of such Insured Amounts and such amounts may not be used to satisfy any costs, expenses or liabilities of the Servicer, the Indenture Trustee or the Issuer. Insured Amounts deposited in the Policy Payments Account shall not be invested in Permitted Investments or otherwise, and shall be transferred to the Bond Account on the related Payment Date and paid by the Indenture Trustee to the Bondholders in accordance with Section 8.02(c).



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



        As soon as possible, and in no event later than 9:00 a.m. (Los Angeles time) on the third Business Day immediately preceding the related Payment Date, the Indenture Trustee shall determine whether an Insured Amount is required to be paid under the Financial Guaranty Insurance Policy with respect to such Payment Date and, if so, shall immediately notify the Servicer by telephone, which notice shall be confirmed in writing by facsimile transmission, of the Indenture Trustee's intention so to file the applicable Notice of Claim. If by the close of business in Los Angeles on such date an Insured Amount is still required to be paid under the Financial Guaranty Insurance Policy with respect to such Payment Date, the Indenture Trustee shall furnish the Bond Insurer with a completed Notice of Claim in respect of such Insured Amount by 12:00 noon Eastern time on the next succeeding Business Day and shall provide a copy thereof to the Servicer at or prior to the time such Notice of Claim is received by the Bond Insurer. The Notice of Claim shall constitute a claim therefor pursuant to the Financial Guaranty Insurance Policy. In the event any funds are received by the Indenture Trustee from the Servicer by 2:00 p.m. Eastern time on the Business Day following the transmission of a Notice of Claim to the Bond Insurer, and such funds reduce the amount of the Insured Amount to which such Notice of Claim relates, the Insured Amount to which such Notice of Claim relates shall be reduced by a corresponding amount, and the Notice of Claim shall be deemed to have been rescinded to the extent of the reduction of the Insured Amount. Notification of any such reduction in the Insured Amount shall be given to the Bond Insurer by the Indenture Trustee by no later than 3:00 p.m. Eastern time on the Business Day prior to the related Payment Date. The Bond Insurer shall, pursuant to the Financial Guaranty Insurance Policy, pay to the Indenture Trustee the Insured Amount by 2:00 p.m., Eastern time, on the later of (i) the second Business Day following receipt of such Notice of Claim and (ii) such Payment Date. The Indenture Trustee shall deposit or cause to be deposited such Insured Amount in the Bond Account for distribution pursuant to Section 8.02(c).

               (b) Each Bondholder shall promptly notify the Indenture Trustee in writing upon the receipt of a court order as described in the definition of Preference Amount and shall enclose a copy of such order with such notice to the Indenture Trustee. The Indenture Trustee shall promptly notify the Bond Insurer upon its receipt of any such court order. If the payment of any portion of Bond Interest, Monthly Principal, Excess Cash Payment or any payment in respect of Coverage Deficit for any Payment Date is avoided as a preference pursuant to a final, nonappealable order under the U.S. Bankruptcy Code (the "Order"), the Bond Insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order or (b) the first to occur of (i) the fourth Business Day following receipt by the Bond Insurer from the Indenture Trustee of (A) a copy of the Order to the effect that the Bondholder is required to return payments on the Bonds during the term of the Financial Guaranty Insurance Policy because such payments were avoidable as preference payments pursuant to such Order,
        (B) a certificate of the Bondholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the Bondholder in such


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



        form as is reasonably required by the Bond Insurer and provided to the Bondholder by the Bond Insurer, irrevocably assigning to the Bond Insurer all rights and claims of (i) the Bondholders relating to or arising under the Bonds against the debtor that made such preference payment or otherwise with respect to such preference payment or (ii) the date of receipt by the Bond Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of receipt, the Bond Insurer shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in the notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Bondholder directly (unless a Bondholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for payment to such Bondholder upon proof of such payment reasonably satisfactory to the Bond Insurer).

               (c) The Indenture Trustee shall receive, as attorney-in-fact for each Bondholder, any Insured Amount from the Bond Insurer and disburse the same in accordance with the provisions of Section 8.02. Any portion of the payments made by the Indenture Trustee in respect of the Required Payment Amount from proceeds of the Financial Guaranty Insurance Policy shall not be considered payment from the Trust Estate, nor shall such payments be discharged or otherwise considered as having been made from the Trust Estate to the Bondholders, and the Bond Insurer shall become the owner of such unpaid amounts. The Indenture Trustee hereby agrees on behalf of each Bondholder for the benefit of the Bond Insurer that it recognizes that to the extent the Bond Insurer pays any Insured Amounts, either directly or indirectly (as by paying through the Indenture Trustee), to the Bondholders, the Bond Insurer will be subrogated to the rights of the Bondholders with respect to such Insured Amounts, shall be deemed to the extent of the Insured Amounts so paid, to be a registered Bondholder and shall be entitled to receive all future payments on the Bonds until all such Insured Amounts (together with interest thereon at the Bond Interest Rate from the date paid until the date of reimbursement thereof) have been fully reimbursed, subject to the following paragraph. To evidence such subrogation, the Indenture Trustee shall direct the Bond Registrar to note the Bond Insurer's rights as subrogee on the registration books maintained by the Bond Registrar. Except as otherwise described herein, the Bond Insurer shall not acquire any voting rights hereunder as a result of such subrogation. The effect of the foregoing provisions is that, to the extent of any Insured Amount made by it on each Payment Date, the Bond Insurer shall be paid before any other payments are made to the other Bondholders, subject to the following paragraph.

        Notwithstanding the provisions of the preceding paragraph, it is understood and agreed that the intention of the parties is that the Bond Insurer shall not be entitled to reimbursement on any Payment Date for amounts previously paid by it in respect of the


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        Bonds unless on such Payment Date the Bondholders shall also have received the full amount of the Required Payment Amount for such Payment Date.

               (d) The Indenture Trustee shall be entitled to enforce on behalf of the Bondholders the obligations of the Bond Insurer under the Financial Guaranty Insurance Policy. The Bondholders are not entitled to institute proceedings directly against the Bond Insurer. Each Bondholder, by its purchase of the Bonds, the Servicer, the Issuer and the Indenture Trustee hereby agree that the Bond Insurer may at any time during the continuation of any proceeding relating to a preference claim direct all matters relating to such preference claim, including, without limitation, the direction of any appeal of any order relating to such preference claim and the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Bond Insurer shall be subrogated to the rights of the Servicer, the Issuer, the Indenture Trustee and each Bondholder in the conduct of any such preference claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such preference claim.

               (e) The Indenture Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Bond from monies received under the Financial Guaranty Insurance Policy. The Bond Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's notice to the Indenture Trustee.

        Section 8.06 General Provisions Regarding the Indenture Accounts and Mortgage Loans.

               (a) The Indenture Accounts shall relate solely to the Bonds and to the Mortgage Loans, Permitted Investments and other property securing the Bonds. Funds and other property in the Indenture Accounts shall not be commingled with any other moneys or property of the Issuer or any Affiliate thereof. Notwithstanding the foregoing, the Indenture Trustee may hold any funds or other property received or held by it as part of the Indenture Accounts in collective accounts maintained by it in the normal course of its business and containing funds or property held by it for other Persons (which may include the Issuer or an Affiliate), provided that such accounts are under the sole control of the Indenture Trustee and the Indenture Trustee maintains adequate records indicating the ownership of all such funds or property and the portions thereof held for credit to the Indenture Accounts.

               (b) If any amounts are needed for payment from the Indenture Accounts (except for the Policy Payments Account) and sufficient uninvested funds are not available therein to make such payment, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in the related Indenture Accounts.


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               (c) The Indenture Trustee shall, at all times while any Bonds are
        Outstanding, maintain in its possession, or in the possession of an agent whose actions with respect to such items are under the sole control of the Indenture Trustee, all certificates or other instruments, if any, evidencing any investment of funds in the Investment Accounts (except for the Policy Payments Account). The Indenture Trustee shall relinquish possession of such items, or direct its agent to do so, only for purposes of collecting the final payment receivable on such investment or certificate or, in connection with the sale of any investment held in the Indenture Accounts (except for the Policy
        Payments Account), against delivery of the amount receivable in connection with any sale.

               (d) The Indenture Trustee shall not invest any part of the Trust Estate in Permitted Investments that constitute uncertificated securities (as defined in Section 8- 102 of the Uniform Commercial Code, as enacted in the relevant jurisdiction) or in any other book-entry securities unless it has received an Opinion of Counsel reasonably satisfactory in form and substance to the Indenture Trustee setting forth, with respect to each type of security for which authority to invest is being sought, the procedures that must be followed to maintain the lien and security interest created by this Indenture with respect to the Trust Estate.

        Section 8.07  Releases of Defective Mortgage Loans.

        If any of the representations or warranties of the Mortgage Loan Seller set forth in Section 4(b) of the Initial Mortgage Loan Conveyance Agreement was materially incorrect or otherwise misleading with respect to any Mortgage Loan as of the time made, the Indenture Trustee shall direct the Mortgage Loan Seller to either (i) within 60 days after the Mortgage Loan Seller receives actual knowledge of such incorrectness, eliminate or otherwise cure the circumstance or condition in respect of which such representation or warranty was incorrect as of the time made, (ii) withdraw such Defective Mortgage Loan from the lien of this Indenture following the expiration of such 60-day period by depositing to the Bond Account an amount equal to the Purchase Price for such Mortgage Loan or
(iii) substitute a Qualified Replacement Mortgage Loan for such Defective Mortgage Loan, all as provided in Section 5 of the Initial Mortgage Loan Conveyance Agreement. Upon any purchase of or substitution for a Defective Mortgage Loan by the Mortgage Loan Seller in accordance with Section 5 of the Initial Mortgage Conveyance Agreement, the Indenture Trustee shall deliver the Mortgage File relating to such Defective Mortgage Loan to the Mortgage Loan Seller, and the Issuer and the Indenture Trustee shall execute such instruments of transfer as are necessary to convey title to such Defective Mortgage Loan to the Mortgage Loan Seller from the lien of this Indenture. Notwithstanding the foregoing, the sole remedy hereunder for a breach by the Issuer of such obligation shall be enforcement by any party in interest as against the Mortgage Loan Seller as aforesaid.



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        Section 8.08  Reports by Indenture Trustee to Bondholders; Access to
                      Certain Information.

        On each Payment Date, the Indenture Trustee shall deliver the written report required by Section 2.08(d) to Bondholders of record as of the related Record Date (including the Clearing Agency, if any).

        The Indenture Trustee shall make available at its Corporate Trust Office, during normal business hours, for review by any Bondholder or any person identified to the Indenture Trustee as a prospective Bondholder, originals or copies of the following items: (a) the Indenture and any amendments thereto, (b) all Payment Date Statements delivered to the Issuer since the Closing Date, (c) any Officers' Certificates delivered to the Indenture Trustee since the Closing Date as described in the Indenture, (d) any Accountants' reports delivered to the Indenture Trustee since the Closing Date as required under the Servicing Agreement, (e) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and delivered to the Indenture Trustee and (f) any and all Officers' Certificates of the Servicer and other evidence delivered to the Indenture Trustee to support the Servicer's determination that any Servicing Advance was not or, if made, would not be recoverable. Copies of any and all of the foregoing items will be available from the Indenture Trustee upon request; however, the Indenture Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

        Section 8.09  Trust Estate Mortgage Files.

               (a) The Indenture Trustee may, and when required by the provisions of this Indenture shall, execute such instruments or powers of attorney as are prepared and delivered to it by the Servicer to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

               (b) Upon request of the Servicer accompanied by an Officers' Certificate to the effect that a Mortgage Loan has been the subject of a Full Prepayment (other than a prepayment pursuant to clause (ii) of the definition of "Full Prepayment") and a release in a form acceptable to the Indenture Trustee, the Indenture Trustee shall promptly release the related Mortgage Files as the Servicer may request to evidence satisfaction and discharge of such Mortgage Loan. In exchange for the release of the Mortgage Files, the Servicer shall deliver to the Indenture Trustee a trust receipt reasonably satisfactory to the Indenture Trustee and signed by an officer of the Servicer. If such Mortgage Loan shall be liquidated and the Indenture Trustee receives a certificate from the Servicer as


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        provided above, then, upon request of the Issuer, the Indenture Trustee shall release the trust receipt to or upon the order of the Issuer.

               (c) The Indenture Trustee shall, at such time as there are no Bonds outstanding, release all of the Trust Estate to the Issuer (other than any cash held for the payment of the Bonds pursuant to Section 3.03 or 4.02).

        Section 8.10  Amendment to Servicing Agreement.

        The Indenture Trustee may, without the consent of any Holder, enter into or consent to any amendment or supplement to the Servicing Agreement for the purpose of increasing the obligations or duties of any party other than the Indenture Trustee or the Holders of the Bonds. The Indenture Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment: (i) unless the Indenture Trustee receives an Opinion of Counsel for the Issuer that the position of the Holders would not be materially adversely affected or (ii) if its own rights, duties or immunities would be adversely affected.

        Section 8.11 Delivery of the Mortgage Files Pursuant to Servicing Agreement.

        As is appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall deliver to the Servicer of such Mortgage the Mortgage Files for such Mortgage Loan upon receipt by the Indenture Trustee on or prior to the date such release is to be made of:

               (a) such Officers' Certificates as are required by the Servicing Agreement; and

               (b) a trust receipt in the form prescribed by the Servicing Agreement, executed by the Servicer, providing that the Servicer will hold or retain the Mortgage Files in trust for the benefit of the Indenture Trustee and the Holders of Bonds.

        Section 8.12  Records.

        In order to facilitate the servicing of the Mortgage Loans by the Servicer, the Issuer shall cause Servicer to retain certain records in accordance with the provisions of the Servicing Agreement and this Indenture.

        Section 8.13  Servicer as Agent.

        In order to facilitate the servicing of the Mortgage Loans by the Servicer of such Mortgage Loans, the Servicer of the Mortgage Loans has been appointed by the Issuer to retain, in accordance with the provisions of the Servicing Agreement and this Indenture, all Remittable Funds on such Mortgage Loans prior to the time they are deposited into the Bond Account.



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        Section 8.14  Termination of Servicer.

        In the event of an event of default specified in Section 6.01 of the Servicing Agreement, the Indenture Trustee may, with the consent of the Bond Insurer, and shall, upon the direction of the Bond Insurer, terminate the Servicer as provided in Section 6.01 and Section 6.02 of the Servicing Agreement. If the Indenture Trustee terminates the Servicer, the Indenture Trustee shall pursuant to Section 6.02 of the Servicing Agreement assume the duties of the Servicer or appoint a successor servicer acceptable to the Issuer, the Bond Insurer and the Rating Agencies and meeting the requirements set forth in the Servicing Agreement.

        Section 8.15  Opinion of Counsel.

        The Indenture Trustee shall be entitled to receive at least five Business Days' notice of any action to be taken pursuant to Section 8.09(a) (other than in connection with releases of Mortgage Loans that were the subject of a Full Prepayment of the type described in clause (i) of the definition of the term "Full Prepayment") and 8.10, accompanied by copies of any instruments involved, and the Indenture Trustee shall be entitled to receive an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

        Section 8.16  Appointment of Custodians.

        The Indenture Trustee may, at no additional cost to the Issuer, with the consent of the Issuer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Indenture Trustee. Each Custodian shall
(i) be a financial institution supervised and regulated by the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or the Federal Deposit Insurance Corporation; (ii) have combined capital and surplus of at least $10,000,000; (iii) be equipped with secure, fireproof storage facilities, and have adequate controls on access to assure the safety and security of the Mortgage Files; (iv) utilize in its custodial function employees who are knowledgeable in the handling of mortgage documents and of the functions of a mortgage document custodian; and (v) satisfy any other reasonable requirements that the Issuer may from time to time deem necessary to protect the interests of Bondholders in the Mortgage Files. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Indenture Trustee hereunder assuming the Indenture Trustee retained the Mortgage Files directly. The appointment of one or more Custodians shall not relieve the Indenture Trustee from any of its obligations hereunder, and the Indenture Trustee shall remain responsible for all acts and omissions of any Custodian. If the Servicer is appointed as a Custodian in accordance with this Section 8.16, it shall fulfill its servicing and custodial duties and obligations through separate departments and, if


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it maintains a trust department, shall fulfill its custodial duties and obligations through such trust department.

        Section 8.17 Rights of the Bond Insurer to Exercise Rights of Bondholders. By accepting its Bonds, each Bondholder agrees that unless a Bond Insurer Default exists, the Bond Insurer shall have the right to exercise all rights of the Bondholders under this Agreement without any further consent of the Bondholders, including, without limitation:

               (i) the right to direct the Indenture Trustee to cause the Servicer to effect foreclosures upon Mortgage Loans upon failure of the Servicer to do so;

               (ii) the right to require the Mortgage Loan Seller to repurchase or substitute for Defective Mortgage Loans pursuant to Section 8.07; and

               (iii) the right to direct the actions of the Indenture Trustee during the continuance of an Event of Default.

        In addition, each Bondholder agrees that, unless a Bond Insurer Default exists, the rights specifically set forth above may be exercised by the Bondholders only with the prior written consent of the Bond Insurer.

        Section 8.18 Trust Estate and Accounts Held for Benefit of the Bond Insurer. Provided there does not exist a Bond Insurer Default, the Indenture Trustee shall hold the Trust Estate and the Mortgage Files for the benefit of the Bondholders and the Bond Insurer and all references in this Agreement and in the Bonds to the benefit of Holders of the Bonds shall be deemed to include the Bond Insurer.

        All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Bondholders shall also be sent to the Bond Insurer.

        Section 8.19 Bond Insurer Option to Purchase Mortgage Loans. On any date on which Mortgage Loans with aggregate Principal Balances that equal or exceed 25% of the sum of the aggregate of the Principal Balances of the Initial Mortgage Loans as of the applicable Cut-off Dates and the Prefunding Account Deposit have become Liquidated Mortgage Loans, the Bond Insurer may purchase from the Indenture Trustee all of the Mortgage Loans then remaining in the Trust Estate at the Purchase Price for each such Mortgage Loan plus the amount of any outstanding and unpaid fees and expenses of the Servicer by remitting such amount to the Indenture Trustee for deposit in the Bond Account on or before the related Remittance Date and the Indenture Trustee shall, promptly following remittance of such amount, release to the Bond Insurer the Mortgage Files pertaining to the Mortgage Loans being purchased, and the Indenture Trustee and the Issuer shall execute and deliver all other documents necessary to transfer their respective interests in such Mortgage Loans to the Bond Insurer.



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                                   ARTICLE IX.
                             SUPPLEMENTAL INDENTURES

        Section 9.01  Supplemental Indentures Without Consent of Bondholders.

        Without the consent of the Holders of any Bonds, the Issuer and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

               (1) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

               (2) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Bonds, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed;

               (3) to evidence the succession of another Person to the Issuer to the extent permitted herein, and the assumption by any such successor of the covenants of the Issuer herein and in the Bonds contained;

               (4) to add to the covenants of the Issuer, for the benefit of the Holders of all Bonds or to surrender any right or power herein conferred upon the Issuer;

               (5) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to amend any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the provisions of this Indenture, provided that such action shall not adversely affect in any material respect the interests of the Holders of the Bonds; and provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Holders of the Bonds if the Person requesting the amendment obtains letters from the Rating Agencies that the amendment would not result in the downgrading or withdrawal of the ratings then assigned to the Bonds;

               (6) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly required by the TIA.



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        Section 9.02  Supplemental Indentures With Consent of Bondholders.

        With the consent of the Bond Insurer and with the consent of Holders of Bonds representing not less than a majority of the Bond Balance of all Outstanding Bonds by Act of said Holders delivered to the Issuer and the Indenture Trustee, the Issuer and the Indenture Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond affected thereby:

               (1) change the any Payment Date or the Final Maturity Date of the Bonds or reduce the principal amount thereof, the Bond Interest Rate thereon or the Redemption Price with respect thereto, change the earliest date on which any Bond may be redeemed at the option of the Issuer, change any place of payment where, or the coin or currency in which, any Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of any installment of interest due on any Bond on or after the Final Maturity Date thereof or for the enforcement of the payment of the entire remaining unpaid principal amount of any Bond on or after the Final Maturity Date (or, in the case of redemption, on or after the applicable Redemption Date);

               (2) reduce the percentage of the Bond Balance of the Outstanding Bonds, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

               (3) modify any of the provisions of this Section, Section 5.13 or
        Section 5.17(b), except to increase any percentage specified therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Bond affected thereby;

               (4) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

               (5) permit the creation of any lien other than the lien of this Indenture with respect to any part of the Trust Estate (except for Permitted Encumbrances) or terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Bond of the security afforded by the lien of this Indenture;

               (6) modify any of the provisions of this Indenture in such manner as to affect the calculation of the Required Payment Amount for any Payment Date (including the calculation of any of the individual components of such Required Payment Amount) or to


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        affect rights of the Holders of the Bonds to the benefits of any provisions for the mandatory redemption of Bonds contained herein; or

               (7) incur any indebtedness, other than the Bonds, for which the timing or amount of the payments on such indebtedness are in part determined by the timing or amount of payments or projected payments on assets in the Trust Estate or that would cause the Issuer or the Trust Estate to be treated as a "taxable mortgage pool" within the meaning of Code Section 7701(i).

        The Indenture Trustee may in its discretion determine whether or not any Bonds would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

        It shall not be necessary for any Act of Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

        Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Bonds to which such supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

        Section 9.03  Execution of Supplemental Indentures.

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

        Section 9.04  Effect of Supplemental Indentures.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds to which such supplemental indenture relates that have theretofore been or thereafter are authenticated and delivered hereunder shall be bound thereby.



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        Section 9.05  Conformity With Trust Indenture Act.

        Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

        Section 9.06  Reference in Bonds to Supplemental Indentures.

        Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Bonds so modified as to conform, in the opinion of Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Bonds.

        Section 9.07  Amendments to Governing Documents.

        The Indenture Trustee shall, upon Issuer Request, consent to any proposed amendment to the Issuer's governing documents, or an amendment to or waiver of any provision of any other document relating to the Issuer's governing documents, such consent to be given without the necessity of obtaining the consent of the Holders of any Bonds upon receipt by the Indenture Trustee of:

               (i) an Opinion of Counsel to the effect that such amendment or waiver will not adversely affect the interests of the Holders of the Bonds or the Bond Insurer and that all conditions precedent to such consent specified in this Section 9.07 have been satisfied;

               (ii) an Officers' Certificate, to which such proposed amendment or waiver shall be attached, stating that such attached copy is a true copy of the proposed amendment or waiver and that all conditions precedent to such consent specified in this Section 9.07 have been satisfied; and

               (iii) written confirmation from the Rating Agencies that the implementation of the proposed amendment or waiver will not adversely affect their ratings of the Bonds.

        Notwithstanding the foregoing, the Indenture Trustee may decline to consent to a proposed waiver or amendment that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

        Nothing in this Section 9.07 shall be construed to require that any Person obtain the consent of the Indenture Trustee to any amendment or waiver or any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent


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of the Indenture Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.

                                   ARTICLE X.
                               REDEMPTION OF BONDS

        Section 10.01        Redemption.

               (a) All the Bonds may be redeemed in whole, but not in part, at the option of the Issuer, on each Redemption Date at the Redemption Price provided, however, that funds in an amount equal to the Redemption Price must have been deposited with the Indenture Trustee prior to the Indenture Trustee's giving notice of such redemption pursuant to Section
        10.02 or the Issuer shall have complied with the requirements for satisfaction and discharge of the Bonds specified in Section 4.01. If the Issuer shall elect to redeem the Bonds pursuant to this Section 10.01, it shall furnish notice of such election to the Indenture Trustee not later than thirty (30) days prior to the Payment Date selected for such redemption, whereupon all such Bonds shall be due and payable on such Payment Date upon the furnishing of a notice pursuant to Section
        10.02 to each Holder of such Bonds.

               (b) Upon receipt of the notice from Issuer of its election to redeem the Bonds pursuant to Section 10.01(a), the Indenture Trustee shall prepare and deliver to the Issuer, no later than the related Redemption Date, a Payment Date Statement stating therein that it has determined that the conditions to redemption at the option of the Issuer have been satisfied and setting forth the amount, if any, to be withdrawn from the Bond Account and paid to the Servicer as reimbursement for Nonrecoverable Advances and such other information as may be required to accomplish such redemption.

        Section 10.02        Form of Redemption Notice.

        Notice of redemption shall be given by the Indenture Trustee in the name of and at the expense of the Issuer by first class mail, postage prepaid, mailed not less than ten days prior to the Redemption Date to each Holder of Bonds to be redeemed, such Holders being determined as of the Record Date for such Payment Date

        All notices of redemption shall state:

               (1)    the Redemption Date;

               (2) the Redemption Price at which the Bonds of such Series will be redeemed,

               (3) the fact of payment in full on such Bonds, the place where such Bonds are to be surrendered for payment of the Redemption Price (which shall be the office or


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        agency of the Issuer to be maintained as provided in Section 3.02), and that no interest shall accrue on such Bond for any period after the date fixed for redemption.

Failure to give notice of redemption, or any defect therein, to any Holder of any Bond selected for redemption shall not impair or affect the validity of the redemption of any other Bond.

        Section 10.03        Bonds Payable on Optional Redemption.

        Notice of redemption having been given as provided in Section 10.02, the Bonds to be redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on such Redemption Price for any period after such Redemption Date.

                                   ARTICLE XI.
                                  MISCELLANEOUS

        Section 11.01        Compliance Certificates and Opinions.

        (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        (b) Every certificate, opinion or letter with respect to compliance with a condition or covenant provided for in this Indenture, including one furnished pursuant to specific requirements of this Indenture relating to a particular application or request (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include and shall be deemed to include (regardless of whether specifically stated therein) the following:

               (1) a statement that each individual signing such certificate, opinion or letter has read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate, opinion or letter are based;

               (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and


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               (4)       a statement as to whether, in the opinion of each such
        individual, such condition or covenant has been complied with.

        Section 11.02        Form of Documents Delivered to Indenture Trustee.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Indenture Trustee may reasonably rely upon the opinion of such other counsel.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 6.01(b)(2).

        Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Indenture Trustee at the request or direction of the Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's right to make such request or direction, the Indenture Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.01(d).



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        Section 11.03        Acts of Bondholders.

               (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

               (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

               (c)    The ownership of Bonds shall be proved by the Bond
        Register.

               (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bonds shall bind the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bonds.

        Section 11.04        Notices, etc. to Indenture Trustee and Issuer.

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Bondholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

               (1) the Indenture Trustee by any Bondholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Indenture Trustee at its Corporate Trust Office; or

               (2) the Issuer by the Indenture Trustee or by any Bondholder shall be sufficient for every purpose hereunder (except as provided in Section 5.01(3) and (4)) if


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        in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at 3731 Wilshire Boulevard, Los Angeles, California 90010, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer.

        Section 11.05        Notices and Reports to Bondholders; Waiver of
                             Notices.

        Where this Indenture provides for notice to Bondholders of any event or the mailing of any report to Bondholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Bondholder affected by such event or to whom such report is required to be mailed, at the address of such Bondholder as it appears on the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Bondholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Bondholder shall affect the sufficiency of such notice or report with respect to other Bondholders, and any notice or report that is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

        Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

        Section 11.06        Rules by Indenture Trustee.

        The Indenture Trustee may make reasonable rules for any meeting of Bondholders.

        Section 11.07        Conflict With Trust Indenture Act.

        If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.



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        Section 11.08        Effect of Headings and Table of Contents.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

        Section 11.09        Successors and Assigns.

        All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

        Section 11.10        Separability.

        In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 11.11        Benefits of Indenture.

        Nothing in this Indenture or in the Bonds, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any separate trustee or Co-trustee appointed under Section 6.14 and the Bondholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        Section 11.12        Legal Holidays.

        In any case where the date of any Payment Date, Redemption Date or any other date on which principal of or interest on any Bond is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of the Bonds or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or other date for the payment of principal of or interest on any Bond and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

        Section 11.13        Governing Law.

        IN VIEW OF THE FACT THAT BONDHOLDERS ARE EXPECTED TO RESIDE IN MANY STATES AND OUTSIDE THE UNITED STATES AND THE DESIRE TO ESTABLISH WITH CERTAINTY THAT THIS INDENTURE WILL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF A STATE HAVING A WELL-DEVELOPED BODY OF COMMERCIAL AND FINANCIAL LAW RELEVANT TO TRANSACTIONS OF THE TYPE CONTEMPLATED HEREIN, THIS INDENTURE AND EACH BOND SHALL BE


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CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE
STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE
PERFORMED THEREIN.

        Section 11.14        Counterparts.

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        Section 11.15        Recording of Indenture.

        This Indenture is subject to recording in any appropriate public recording offices, such recording to be effected by the Issuer and at its expense in compliance with any Opinion of Counsel delivered pursuant to Section 2.11(c) or 3.06.

        Section 11.16        Issuer Obligation.

        No recourse may be taken, directly or indirectly, against any organizer, the Issuer, the Servicer, the Mortgage Loan Seller, the Transferor or the Indenture Trustee or of any predecessor or successor thereof with respect to the Issuer's obligations with respect to the Bonds or the obligations of the Issuer or the Indenture Trustee under this Indenture or any certificate or other writing delivered in connection herewith or therewith.

        Section 11.17        Inspection.

        The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all of books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Indenture Trustee, and to discuss its affairs, finances and accounts with its officers, employees and Independent Accountants (and by this provision the Issuer hereby authorizes its Accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Indenture Trustee of any right under this Section 11.17 shall be borne by the Issuer.

        Section 11.18        Usury.

        The amount of interest payable or paid on any Bond under the terms of this Indenture shall be limited to an amount that shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the United States or the State of California (whichever shall permit the higher rate), that could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Bond exceeds the Highest Lawful


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Rate, the Issuer stipulates that such excess amount will be deemed to have been paid as a result of an error on the part of both the Indenture Trustee, acting on behalf of the Holder of such Bond, and the Issuer, and the Holder receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Issuer or the Indenture Trustee, refund the amount of such excess or, at the option of the Indenture Trustee, apply the excess to the payment of principal of such Bond, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Indenture Trustee for the benefit of Holders of Bonds for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Bonds.

        Section 11.19 Third Party Beneficiary; Rating. The Bond Insurer is intended as a third party beneficiary of this Indenture. This Indenture shall be binding upon and inure to the benefit of the Bond Insurer; provided that, notwithstanding the foregoing, for so long as a Bond Insurer Default is continuing under its obligations under the Financial Guaranty Insurance Policy, the Bondholders shall succeed to the Bond Insurer's rights hereunder. Without limiting the generality of the foregoing, all covenants and agreements in this Indenture that expressly confer rights upon the Bond Insurer shall be for the benefit of and run directly to the Bond Insurer, and the Bond Insurer shall be entitled to rely on and enforce such covenants to the same extent as if it were a party to this Indenture.

        Section 11.20 Notice to Bond Insurer. Notices to be given hereunder to the Bond Insurer shall be given in accordance with the Servicing Agreement.

                                      *****

                               [SIGNATURES FOLLOW]

        IN WITNESS WHEREOF, the Issuer and the Indenture Trustee and the have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                               AAMES CAPITAL OWNER TRUST 1997-1

                               By:  Wilmington Trust Company,
                                    as Owner Trustee


                                    By:  /s/ James Lawler
                                        ---------------------------------
                                        Authorized Signatory

                                       (Notarized)


                               BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                 as Indenture Trustee


                               By:  /s/ Erin E. Deegan
                                   -------------------------------------
                                    Name:   Erin E. Deegan
                                    Title:  Assistant Vice President

                                           (Notarized)

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE



                         [on file with the Transferor]

                                    EXHIBIT A

                                  FORM OF BOND

                                   [SPECIMEN]


UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS BOND IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS BOND AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.



Date of Indenture: As of March 1, 1997    Original Bond Balance: $415,000,000.00

First Payment Date: April 15, 1997                          CUSIP No. 00252Y AA8

Denomination: $__________________                                  Bond No.: ___


                        AAMES CAPITAL OWNER TRUST 1997-1
                ADJUSTABLE RATE ASSET-BACKED BONDS, SERIES 1997-1

        Aames Capital Owner Trust 1997-1, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of __________________ ____________________________________ ($_____________) payable on each Payment
Date in an amount equal to the result obtained by multiplying (i) a fraction the numerator of which is $_______________ and the denominator of which is $415,000,000.00 by (ii) the aggregate amount, if any, payable from the Bond Account in respect of principal on the Bonds pursuant to the Indenture dated as of March 1, 1997, between the Issuer and Bankers Trust Company of California N.A., a national banking association, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Bond shall be due and payable on the earlier of (i) the Payment Date occurring in June 2029 (the "Final Maturity Date"), (ii) the Redemption Date, if any, pursuant to Article X of the Indenture or (iii) the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of Bonds representing not less than 25% of the Bond Balance of the Outstanding Bonds (with the prior written consent of the Bond Insurer in the absence of a failure of the Bond Insurer to have paid any Insured Amount) have declared the Bonds to be immediately due and payable in the manner provided in
Section 5.02 of the Indenture. Capitalized terms used but not defined herein are defined in Article I of the Indenture.

                                   [SPECIMEN]


        Pursuant to the terms of the Indenture, payments will be made on the 15th day of each month or, if such day is not a Business Day, on the Business Day immediately following such 15th day (the "Payment Date"), commencing on the first Payment Date specified above, to the Person in whose name this Bond is registered at the close of business on the applicable Record Date, in an amount equal to the product of (a) the Percentage Interest evidenced by this Bond and
(b) the sum of the Bond Interest, Monthly Principal, any Excess Cash Payment and any Insured Amount with respect to such Payment Date, all as more specifically set forth in the Indenture.

        The principal of and interest on this Bond are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Bond shall be applied first to interest due and payable on this Bond as provided above and then to the unpaid principal of this Bond.

        Reference is made to the further provisions of this Bond set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Bond.

        Unless the certificate of authentication hereon has been executed by the Authenticating Agent whose name appears below by manual signature, this Bond shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                               [Signatures follow]

                                   [SPECIMEN]


        IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer, as of the date set forth below.

Date:  ______________________

                            AAMES CAPITAL OWNER TRUST 1997-1


                            By:      WILMINGTON TRUST COMPANY,
                                     not in its individual capacity but solely
                                     as Owner Trustee under the Trust Agreement



                                     By:
                                        ------------------------------------
                                           Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

This is one of the Bonds designated above and referred to in the within-mentioned Indenture.

Date:  ______________________

                            BANKERS TRUST COMPANY
                            OF CALIFORNIA, N.A.,
                            Authenticating Agent



                            By:
                               -----------------------------------
                                   Authorized Signatory

                                [Reverse of Bond]

        This Bond is one of a duly authorized issue of Bonds of the Issuer, designated as its Adjustable Rate Asset-Backed Bonds (herein called the "Bonds"), issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Bonds. To the extent that any provision of this Bond contradicts or is inconsistent with the provisions of the Indenture, the provisions of the Indenture shall control and supersede such contradictory or inconsistent provision herein. The Bonds are subject to all terms of the Indenture.

        The Bonds are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture.

        Principal of the Bonds will be payable on each Payment Date in an amount described on the face hereof.

        As described above, the entire unpaid principal amount of this Bond shall be due and payable on the earlier of the Final Maturity Date and the Redemption Date, if any, pursuant to Article X of the Indenture. Notwithstanding the foregoing, the entire unpaid principal amount of the Bonds shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee, at the direction or upon the prior written consent of Financial Security Assurance Inc. (the "Bond Insurer") or the Holders of the Bonds representing not less than 25% of the Bond Balance of the Outstanding Bonds (with the prior written consent of the Bond Insurer in the absence of a failure of the Bond Insurer to have paid any Insured Amount) have declared the Bonds to be immediately due and payable in the manner provided in
Section 5.02 of the Indenture. All principal payments on the Bonds shall be made pro rata to the Bondholders entitled thereto.

        The Bond Insurer, has issued a Financial Guaranty Policy in the name of the Indenture Trustee for the benefit of the Bondholders, which policy guarantees payments on each Payment Date to the Indenture Trustee for the benefit of the Bondholders of the related Bondholders' Percentage Interest in the Required Payment Amount for such Payment Date. Unless a Bond Insurer Default shall be continuing, subject to Section 8.17 of the Indenture, the Bond Insurer shall be deemed to be the Holder of 100% of the Bond Balance of the Outstanding Bonds for the purpose of exercising the rights, including voting rights, of the Bondholders under the Indenture. In addition, on each Payment Date, after the Bondholders have been paid all amounts to which they are entitled, the Bond Insurer will be entitled to be reimbursed for any unreimbursed Insured Amounts and any other amounts owed under the Financial Guaranty Insurance Policy.

        Payments of interest on this Bond due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Bond, shall be made by check mailed to the Person whose name appears as the Holder of this Bond (or one or more Predecessor Bonds) on the Bond Register as of the close of business on each Record Date, except that with respect to Bonds registered on the Record Date in the name of the nominee of the

Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Bond Register as of the applicable Record Date without requiring that this Bond be submitted for notation of payment. Any reduction in the principal amount of this Bond (or any one or more Predecessor Bonds) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Bond on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Bond at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in The City of New York.

        As provided in the Indenture, the Bonds may be redeemed (a) in whole, but not in part, at the option of the Issuer, on any Payment Date on and after the date on which the Bond Balance is less than 20% of the Original Bond Balance.

        As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Bond may be registered on the Bond Register upon surrender of this Bond for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Bond Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Bond Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Bonds of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Bond, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

        Each Bondholder or Bond Owner, by acceptance of a Bond or, in the case of a Bond Owner, a beneficial interest in a Bond, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Bonds or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or
(iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

        Each Bondholder or Bond Owner, by acceptance of a Bond or, in the case of a Bond Owner, a beneficial interest in a Bond, covenants and agrees by accepting the benefits of the Indenture that such Bondholder or Bond Owner will not at any time institute against the Mortgage Loan Seller or the Issuer, or join in any institution against the Mortgage Loan Seller, the Transferor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Bonds, the Indenture, the Initial Mortgage Loan Conveyance Agreement, the Mortgage Loan Contribution Agreement, the Additional Mortgage Loan Conveyance Agreement or the Servicing Agreement (the "Basic Documents").

        The Issuer has entered into the Indenture and this Bond is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Bonds will qualify as indebtedness of the Issuer secured by the Trust Estate. Each Bondholder, by acceptance of a Bond (and each Bond Owner by acceptance of a beneficial interest in a Bond), agrees to treat the Bonds for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

        Prior to the due presentment for registration of transfer of this Bond, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Bond (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Bond be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Bonds under the Indenture at any time by the Issuer with the consent of the Bond Insurer and the Holders of Bonds representing a majority of the Bond Balance of all Outstanding Bonds. The Indenture also contains provisions permitting the Holders of Bonds representing specified percentages of the Bond Balance of Outstanding Bonds, on behalf of the Holders of all the Bonds, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond (or any one or more Predecessor Bonds) shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Bond. The Indenture also permits the amendment thereof, in certain limited circumstances, or the waiver of certain terms and conditions set forth in the Indenture, without the consent of Holders of the Bonds issued thereunder.

        The term "Issuer" as used in this Bond includes any successor to the Issuer under the Indenture.

        The Bonds are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

        This Bond and the Indenture shall be construed in accordance with the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

        No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Bond at the times, place and rate, and in the coin or currency herein prescribed.

        Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of the Issuer in its individual capacity, the Owner Trustee in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Bond or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The Holder of this Bond by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Bond.

                                   ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

-------------------------------------------------------------------------------
                         (name and address of assignee)

the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________, attorney, to transfer said Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ___________*/

Signature Guaranteed:
__________________*/

        */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Bond in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Bond Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Bond Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT B

                   INITIAL MORTGAGE LOAN CONVEYANCE AGREEMENT



                    [filed as Exhibit 10.1 to this Form 8-K]

                                    EXHIBIT C

                  ADDITIONAL MORTGAGE LOAN CONVEYANCE AGREEMENT





                    [filed as Exhibit 10.3 to this Form 8-K]

                                    EXHIBIT D

                      MORTGAGE LOAN CONTRIBUTION AGREEMENT





                    [filed as Exhibit 10.2 to this Form 8-K]

                                    EXHIBIT E

            LETTER OF REPRESENTATIONS TO THE DEPOSITORY TRUST COMPANY




                  [on file with the Trustee and the Servicer]

                                    EXHIBIT F

                     INDENTURE TRUSTEE'S FINAL CERTIFICATION

                                    EXHIBIT G

                       FINANCIAL GUARANTY INSURANCE POLICY





                    [filed as Exhibit 4.3 to this Form 8-K]

                                    EXHIBIT H

                             FORM OF NOTICE OF CLAIM



            [included as Exhibit A to Exhibit 4.3 to this Form 8-K]

                                    EXHIBIT I

                               SERVICING AGREEMENT





                    [filed as Exhibit 4.2 to this Form 8-K]